   As filed with the Securities and Exchange Commission on February 15, 2002
                                                    Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

    PUGET ENERGY, INC.     PUGET SOUND ENERGY, INC.     PUGET SOUND ENERGY
 (Exact name of registrant (Exact name of registrant     CAPITAL TRUST III
            as                        as             (Exact name of registrant
 specified in its charter) specified in its charter)            as
        Washington                Washington         specified in its charter)
      (State or other           (State or other              Delaware
      jurisdiction of           jurisdiction of           (State or other
     incorporation or          incorporation or           jurisdiction of
       organization)             organization)           incorporation or
        91-1969407                91-0374630               organization)
     (I.R.S. Employer          (I.R.S. Employer          To Be Applied For
  Identification Number)    Identification Number)       (I.R.S. Employer
                                                      Identification Number)
     RICHARD L. HAWLEY         RICHARD L. HAWLEY         RICHARD L. HAWLEY
     Vice President &          Vice President &               Trustee
  Chief Financial Officer   Chief Financial Officer   411 - 108th Avenue N.E.
  411 - 108th Avenue N.E.   411 - 108th Avenue N.E.    Bellevue, Washington
   Bellevue, Washington      Bellevue, Washington           98004-5515
        98004-5515                98004-5515              (425) 454-6363
      (425) 454-6363            (425) 454-6363       (Name, address, including
 (Name, address, including (Name, address, including         zip code,
         zip code,                 zip code,           and telephone number,
   and telephone number,     and telephone number,           including
         including                 including          area code, of agent for
  area code, of agent for   area code, of agent for          service)
         service)                  service)

                               -----------------
 It is respectfully requested that the Commission send copies of all notices, orders and communications to:
                                  Andrew Bor
                               Perkins Coie LLP
                         1201 Third Avenue, Suite 4800
                        Seattle, Washington 98101-3099
                                (206) 583-8888
                               -----------------
   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]______
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                    Proposed     Proposed
                                                                                     Maximum     Maximum
                                                                        Amount to   Offering    Aggregate     Amount of
                                                                           Be       Price Per    Offering    Registration
         Title of Each Class of Securities to Be Registered           Registered(1)  Unit(1)  Price(2)(3)(4)     Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share, of Puget Energy, Inc.(5).....
-------------------------------------------------------------------------------------------------------------------------
Senior Notes of Puget Sound Energy, Inc..............................
-------------------------------------------------------------------------------------------------------------------------
Unsecured Debentures of Puget Sound Energy, Inc......................
-------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of Puget Sound Energy Capital Trust III...
-------------------------------------------------------------------------------------------------------------------------
Guarantee of Puget Sound Energy, Inc. with respect to Trust Preferred
 Securities of Puget Sound Energy Capital Trust III..................
-------------------------------------------------------------------------------------------------------------------------
    Total............................................................                 100%     $500,000,000    $46,000

================================================================================
(1) Not required to be included pursuant to General Instruction II(D) of Form
    S-3.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) There is being registered hereunder such indeterminate number or amount of
    (a) common stock of Puget Energy, Inc., (b) senior notes and unsecured debentures of Puget Sound Energy, Inc., and (c) trust preferred securities of Puget Sound Energy Capital Trust III as may from time to time be issued at indeterminate prices. The unsecured debentures of Puget Sound Energy, Inc. may be issued and sold to Puget Sound Energy Capital Trust III, in which event such debt securities may later be distributed to the holders of trust preferred securities upon a dissolution of Puget Sound Energy Capital Trust III and the distribution of its assets.
(4) Puget Sound Energy, Inc. is also registering under this registration statement all guarantees and other obligations that it may have with respect to trust preferred securities that may be issued by Puget Sound Energy Capital Trust III. No separate consideration will be received for the guarantees or any other such obligations.
(5) Each share of common stock includes an associated preferred share purchase right. No separate consideration is payable for the preferred share purchase rights. The registration fee for these securities is included in the fee for the common stock.
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                               EXPLANATORY NOTE

   This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

  .  Common stock of Puget Energy, Inc. and

  . Trust preferred securities of Puget Sound Energy Capital Trust III, unsecured debt securities of Puget Sound Energy, Inc. and the guarantees by Puget Sound Energy of trust preferred securities that may be issued by Puget Sound Energy Capital Trust III.

   Under the shelf registration process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total offering price of up to $500,000,000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the corresponding registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2002

PROSPECTUS

                              Puget Energy, Inc.

                                 COMMON STOCK

                               -----------------


            Puget Energy, Inc. may offer shares of common stock from time to time with an aggregate public offering price of up to $500,000,000. The specific terms and amounts of the securities will be fully described in a prospectus supplement that will accompany this prospectus. Please read both the prospectus supplement and this prospectus carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

          Our common stock is listed on the New York Stock Exchange under the symbol "PSD." On February 13, 2002, the last reported sales price of our common stock on the NYSE was $21.41 per share.

                               -----------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------

              The date of this prospectus is             , 2002.

                               TABLE OF CONTENTS

About This Prospectus..............................................................  3

Special Note Regarding Forward-Looking Statement...................................  3

Where You Can Find More Information................................................  4

Puget Energy.......................................................................  6

Use of Proceeds....................................................................  6

Description of Capital Stock.......................................................  7

Plan of Distribution............................................................... 10

Disclosure of Commission Position on Indemnification for Securities Act Liabilities 12

Legal Opinions..................................................................... 12

Experts............................................................................ 12

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time we offer common stock, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

   This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our common stock, you should refer to that registration statement, which you can obtain from the SEC as described below under "Where You Can Find More Information."

   You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENT

   Our disclosure and analysis in this prospectus, in any prospectus supplement and in the documents incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or the negative of those terms or comparable terminology. Forward-looking statements provide our current expectations or forecasts of future events.

   Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated herein by reference and in any other public statements we make may turn out to be wrong. Forward-looking statements reflect our current expectations and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Consequently, no forward-looking statement can be guaranteed and our actual results may differ materially. Some important factors that could cause actual results or outcomes to differ materially from those discussed in our forward-looking statements include:

  . the outcome and timing of general and interim rate cases filed by Puget Sound Energy with the Washington Utilities and Transportation Commission (Washington Commission) on November 26, 2001 and December 3, 2001, respectively, that request electric and gas rate increases to address significant under recovery of Puget Sound Energy's projected power costs, among other issues;

  . governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC) and the Washington Commission with respect to allowed rates of return, financings, industry and rate structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition;

  . weather and hydroelectric conditions, which can have a potentially serious impact on Puget Sound Energy's ability to procure adequate supplies of fuel or purchased power to serve its customers and on the cost of procuring such supplies;

  . wholesale energy prices, including the effect of price controls promulgated in June 2001 by the FERC on the availability and price of wholesale power purchases and sales in the western United States;

  . effect of wholesale and retail competition (including, but not limited to, electric retail wheeling and transmission costs);

  . changes in, and compliance with, environmental and endangered species laws and policies;

  . industrial, commercial and residential growth and demographic patterns in the service territories of Puget Sound Energy;

  . the loss of any significant customer, or changes in the business of a major customer that may result in changes in demand for the services of Puget Sound Energy;

  .  the impact of significant events, such as the attack on September 11, 2001;

  . the ability of Puget Energy and Puget Sound Energy to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt;

  . capital market conditions, including changes in availability of capital or interest rate fluctuations;

  . changes in Puget Energy's or Puget Sound Energy's credit ratings, which may have an adverse impact on the availability and cost of capital;

  .  legal and regulatory proceedings; and

  . employee workforce factors, including strikes, work stoppages or the loss of a key executive.

   We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any section entitled "Risk Factors" that appears in any prospectus supplement accompanying this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements and other information with the Securities and Exchange Commission. These SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   In connection with this offering, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the securities we may offer, you should refer to the registration statement, including its exhibits.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC. These documents contain important information about us and our finances.

SEC Filings (File No. 1-16305)  Period/Date
------------------------------  -----------
 .  Annual Report on Form 10-K.. Year ended December 31, 2000

 .  Quarterly Reports on Form
   10-Q........................ Quarter ended March 31, 2001
                                Quarter ended June 30, 2001
                                (Amendment filed on October 18, 2001)
                                Quarter ended September 30, 2001
                                (Amendment filed on December 26, 2001)

 .  Current Reports on Form 8-K. Filed January 2, 2001
                                Filed January 10, 2001
                                Filed January 30, 2001
                                Filed March 13, 2001
                                Filed April 6, 2001
                                Filed April 18, 2001
                                Filed July 20, 2001
                                Filed August 30, 2001
                                Filed September 4, 2001
                                Filed September 19, 2001
                                Filed October 15, 2001
                                Filed October 24, 2001
                                Filed November 28, 2001
                                Filed December 3, 2001
                                Filed December 4, 2001
                                Filed December 24, 2001
                                Filed January 4, 2002
                                Filed January 31, 2002
                                Filed February 8, 2002
                                Filed February 13, 2002

 .  Definitive Proxy Statement   Filed March 16, 2001, in connection with our
   on Schedule 14A............. 2001 annual meeting of shareholders

   The documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference into this prospectus.

   You may request a copy of these filings at no cost by writing or telephoning us at the following address:

   Investor Relations
   Puget Energy, Inc.
   411-108/th/ Avenue N.E.
   Bellevue, Washington 98004-5515
   (425) 454-6363

                                 PUGET ENERGY

   Puget Energy, Inc. is a holding company incorporated in the State of Washington. All of our operations are conducted through our subsidiaries.

   Our principal subsidiary is Puget Sound Energy, Inc., a public utility furnishing electric and gas service in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of Washington State. As of December 31, 2001, Puget Sound Energy had approximately 940,600 electric customers, consisting of approximately 834,200 residential, 100,600 commercial, 4,000 industrial and 1,800 other customers; and approximately 606,000 gas customers, consisting of approximately 556,000 residential, 47,100 commercial, 2,800 industrial and 100 gas transportation customers.

   In addition to our ownership of Puget Sound Energy, we also own InfrastruX Group, Inc. InfrastruX is a holding company for nonregulated businesses that provide design, construction, engineering and other infrastructure services to the utility industry.

   Subject to limited exceptions, we are exempt from regulation as a public utility holding company pursuant to Section 3(a)(1) of the Public Utility Holding Company Act of 1935. Our executive office is located at 411-108th Avenue N.E., Bellevue, Washington 98004-5515, and our telephone number is (425) 454-6363.

                                USE OF PROCEEDS

   Unless otherwise indicated in the accompanying prospectus supplement, we expect to use the net proceeds from the sale of common stock offered hereby for general corporate purposes, including capital expenditures, investments in subsidiaries, working capital and the repayment of debt. We will describe any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement in the appropriate prospectus supplement.

                         DESCRIPTION OF CAPITAL STOCK

   We are authorized to issue 250,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

   As of February 5, 2002, there were 87,023,210 shares of common stock outstanding, held of record by 48,700 shareholders. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Our restated articles of incorporation do not permit cumulative voting in the election of directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor, subject to preferences that may be applicable to any outstanding preferred stock. In the event of liquidation, dissolution or winding up of Puget Energy, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

   Our board of directors has authority to issue 50,000,000 shares of preferred stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting any series, without any further vote or action by our shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock. Accordingly, preferred stock could be issued with terms that could delay or prevent a change of control of Puget Energy or make removal of management more difficult. We have no shares of preferred stock outstanding as of the date of this prospectus.

Antitakeover Effects of Charter Documents and Washington Law

   Provisions of our restated articles of incorporation, our bylaws and Washington law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders.

Preferred Stock

   As noted above, our board of directors, without shareholder approval, has the authority under our restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election and Removal of Directors

   Our board of directors is divided into three classes, each class having a three-year term that expires on a year different from the other classes. At each annual meeting of shareholders, the successors to the class of directors whose terms are expiring are elected to serve for three-year terms. This classification of the board of directors has the effect of requiring at least two annual shareholder meetings, instead of one, to replace a majority of the directors. In addition, our directors may be removed only for cause. Because this system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of Puget Energy and may maintain the incumbency of our board of directors.

Shareholder Meetings

   Our articles of incorporation provide that shareholders may not call a special meeting of the shareholders. Our board of directors, the chairman of the board, the chief executive officer and the president each may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals

   Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

Washington Law

   Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. The Washington Business Corporation Act generally prohibits a "target corporation" from engaging in certain significant business transactions with an "acquiring person," which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the time of the acquisition. Such prohibited transactions include, among other things,

  . a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

  . termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% or more of the shares; or

  . allowing the acquiring person to receive any disproportionate benefit as a shareholder.

   After the five-year period, a "significant business transaction" may occur if it complies with "fair price" provisions specified in the statute. A corporation may not "opt out" of this statute. This provision may have the effect of delaying, deterring or preventing a change in control of Puget Energy.

Transfer Agent and Registrar

   The transfer agent and registrar for our common stock is Mellon Investor Services, LLC.

Shareholder Rights Plan

   We have a shareholders rights plan pursuant to which holders of our common stock have been granted one preferred share purchase right on each outstanding share of common stock. The preferred share purchase rights are not currently exercisable and will become exercisable only upon the earlier of

  . the close of business on the tenth business day after a public announcement that a person has acquired beneficial ownership of 10% or more of our outstanding shares of common stock and

  . a date that our board of directors designates following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding shares of common stock which could result in the offeror becoming the beneficial owner of 10% or more of our outstanding shares of common stock.

   Each preferred share purchase right entitles its registered holder to purchase from us one one-hundredth of a share of our Series R Participating Cumulative Preferred Stock, at a price of $65 per one one-hundredth of a preferred share, subject to certain antidilution adjustments.

   If a person acquires beneficial ownership of 10% or more of our outstanding shares of common stock, the preferred share purchase rights will entitle each right holder, other than a beneficial owner of 10% or more of our outstanding shares of common stock, or any affiliate or associate of that person, to purchase, for the purchase price, the number of shares of our common stock which at the time of the transaction would have a market value of twice the purchase price.

   Any preferred share purchase rights that are at any time beneficially owned by a beneficial owner of 10% or more of our outstanding shares of common stock, or any affiliate or associate of that person, will be null and void and nontransferable. Furthermore, any holder of any preferred share purchase rights who beneficially owns 10% or more than 10% of our shares of common stock, any affiliate or associate of that person, or any purported transferee or subsequent holder will be unable to exercise or transfer such person's preferred share purchase rights.

   After a person becomes the beneficial owner of 10% or more of our outstanding shares of common stock, our board of directors may elect to exchange each preferred share purchase right, other than those that have become null and void and nontransferable as described above, for shares of common stock, without payment of the purchase price. The exchange rate in this situation would be one-half the number of shares of common stock that would otherwise be issuable at that time upon the exercise of one preferred share purchase right.

   Each of the following events would entitle each holder of a preferred share purchase right to purchase, for the purchase price, that number of shares of common stock of another publicly traded corporation which at the time of the event would have a market value of twice the purchase price:

  . the acquisition of Puget Energy in a merger by that publicly traded corporation;

  . a business combination between Puget Energy and that publicly traded corporation; or

  . the sale, lease, exchange or transfer of 50% or more of our assets or assets accounting for 50% or more of our net income or revenues, in one or more transactions, to that publicly traded corporation.

   If any one of these events involved an entity that is not publicly traded, each holder of a preferred share purchase right would be entitled to purchase, for the purchase price and at such holder's option:

  . that number of shares of the surviving corporation in the transaction, whether the surviving corporation is Puget Energy or the other corporation, which at the time of the transaction would have a book value of twice the purchase price;

  . that number of shares of the ultimate parent entity of the surviving corporation which at the time of the transaction would have a book value of twice the purchase price; or

  . that number of shares of common stock of the acquiring entity's affiliate that has publicly traded shares of common stock, if any, which at the time of the transaction would have a market value of twice the purchase price.

   At any time prior to any person acquiring beneficial ownership of 10% or more of our outstanding shares of common stock, our board of directors may redeem the preferred share purchase rights in whole, but not in part. The redemption price of $.01 per preferred share purchase right, subject to adjustment in certain circumstances, may be in cash, shares of common stock or other Puget Energy securities deemed by our board of directors to be at least equivalent in value.

   Because of the nature of the preferred shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a preferred share issuable upon exercise of each preferred share purchase right should approximate the value of one common share. Customary antidilution provisions are designed to protect that relationship in the event of certain changes in the common and preferred shares.

   The preferred share purchase rights have certain antitakeover effects and will cause substantial dilution to a person that attempts to acquire Puget Energy on terms not approved by our board of directors. The preferred share purchase rights should not affect any prospective offeror willing to make an all-cash offer at a full and fair price, or willing to negotiate with our board of directors. Similarly, the preferred share purchase rights will not interfere with any merger or other business combination approved by our board of directors since the board of directors may, at its option, redeem all, but not less than all, of the then outstanding preferred share purchase rights at the redemption price. The shareholder rights plan and the rights expire in December 2010.

                             PLAN OF DISTRIBUTION

   We may sell our common stock

  .  through underwriters or dealers;

  .  through agents;

  .  directly to purchasers; or

  .  through a combination of any of these methods.

   The prospectus supplement with respect to an offering will set forth the terms of the offering, including:

  .  the name or names of any underwriters, dealers or agents;

  .  the name or names of any managing underwriter or underwriters;

  . the purchase price of the common stock and the proceeds to us from their sale;

  . any underwriting discounts and commissions and other items constituting underwriters' compensation;

  . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

  .  any commissions paid to an agent;

  .  any delayed delivery arrangements; and

  .  any securities exchange on which the common stock may be listed.

Sale Through Underwriters or Dealers

   If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered shares if any are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

   During and after an offering through underwriters, the underwriters may purchase and sell our common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered shares sold for their account may be reclaimed by the syndicate if the offered shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered shares, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

   We may engage Cantor Fitzgerald & Co. to act as underwriter for an offering from time to time of our common stock in one or more placements in a Controlled Equity Offering "CEO/SM/". In a CEO, if we reach agreement with Cantor on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, Cantor would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. As a part of a CEO/SM/, Cantor could make sales in privately negotiated transactions, at the market in the existing trading market for our common stock, including sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act and/or any other method permitted by law. At the market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part. Accordingly, we may not sell more than approximately $203,100,000 of our common stock in "at the market" offerings pursuant to this prospectus.

   If dealers are utilized in the sale of our common stock, we will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

   We may sell our common stock directly or through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

   We may sell our common stock directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of these sales will be described in the related prospectus supplement.

Delayed Delivery Contracts

   If indicated in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

   Agents, dealers and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of liabilities under the Securities Act. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                     DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 6 of our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by Washington law.

   Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article II of our restated articles of incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to Puget Energy and our shareholders.

   Officers and directors of Puget Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

   The underwriting agreements, which are filed as exhibits to the registration statement of which this prospectus is a part, contain provisions whereby the underwriters agree to indemnify Puget Energy, its directors and certain officers and other persons, and are incorporated herein by reference.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                LEGAL OPINIONS

   Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock will be passed on for Puget Energy by Perkins Coie LLP, Seattle, Washington. Certain legal matters with respect to the common stock will be passed on by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

                                    EXPERTS

   The financial statements and financial statement schedule incorporated in this prospectus by reference to Puget Energy's Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================

                                 $500,000,000

                              Puget Energy, Inc.

                                 COMMON STOCK

                               -----------------

                                  PROSPECTUS

                               -----------------


                                        , 2002


================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the corresponding registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2002

PROSPECTUS

                           Puget Sound Energy, Inc.

                                 SENIOR NOTES
                             UNSECURED DEBENTURES
                                  GUARANTEES

                                      AND

                     Puget Sound Energy Capital Trust III

                          TRUST PREFERRED SECURITIES
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           PUGET SOUND ENERGY, INC.

                         OFFERING AMOUNT: 500,000,000

                               -----------------

Puget Sound Energy may offer, on one or more occasions:

  . secured senior debt or unsecured debt securities consisting of notes, debentures and other unsecured evidence of indebtedness and

  . guarantees of Puget Sound Energy with respect to trust preferred securities of Puget Sound Energy Capital Trust III.

   Puget Sound Energy Capital Trust III, which is a Delaware business trust, may offer, on one or more occasions, trust preferred securities, which represent preferred undivided beneficial interests in the assets of Puget Sound Energy Capital Trust III.

   For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

   Each time we offer any of these securities, we will set forth the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplement or supplements also will set forth the names of any underwriters, dealers or agents involved in the offering of the securities, the compensation of these parties and any other special terms of the offering and sale. You should read carefully this prospectus and the accompanying prospectus supplement or supplements before you invest.

   This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is       , 2002.

                               TABLE OF CONTENTS

About This Prospectus....................................................................   3

Special Note Regarding Forward-Looking Statement.........................................   3

Where You Can Find More Information......................................................   4

Puget Sound Energy.......................................................................   6

Puget Sound Energy Capital Trust III.....................................................   6

Use of Proceeds..........................................................................   8

Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Dividends   8

Description of Securities................................................................   9

Plan of Distribution.....................................................................  29

Disclosure of Commission Position on Indemnification for Securities Act Liabilities......  31

Legal Opinions...........................................................................  31

Experts..................................................................................  31

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

   This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about Puget Sound Energy, Puget Sound Energy Capital Trust III or the securities described in this prospectus, you should refer to that registration statement, which you can obtain from the SEC as described below under "Where You Can Find More Information."

   You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Our disclosure and analysis in this prospectus, in any prospectus supplement and in the documents incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or the negative of those terms or comparable terminology. Forward-looking statements provide our current expectations or forecasts of future events.

   Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated herein by reference and in any other public statements we make may turn out to be wrong. Forward-looking statements reflect our current expectations and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Consequently, no forward-looking statement can be guaranteed and our actual results may differ materially. Some important factors that could cause actual results or outcomes to differ materially from those discussed in our forward-looking statements include:

  . the outcome and timing of general and interim rate cases filed by Puget Sound Energy with the Washington Utilities and Transportation Commission (Washington Commission) on November 26, 2001 and December 3, 2001, respectively, that request electric and gas rate increases to address significant under recovery of Puget Sound Energy's projected power costs, among other issues;

  . governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC) and the Washington Commission with respect to allowed rates of return, financings, industry and rate structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition;

  . weather and hydroelectric conditions, which can have a potentially serious impact on Puget Sound Energy's ability to procure adequate supplies of fuel or purchased power to serve its customers and on the cost of procuring such supplies;

  . wholesale energy prices, including the effect of price controls promulgated in June 2001 by the FERC on the availability and price of wholesale power purchases and sales in the western United States;

  . effect of wholesale and retail competition (including, but not limited to, electric retail wheeling and transmission costs);

  . changes in, and compliance with, environmental and endangered species laws and policies;

  . industrial, commercial and residential growth and demographic patterns in the service territories of Puget Sound Energy;

  . the loss of any significant customer, or changes in the business of a major customer that may result in changes in demand for the services of Puget Sound Energy;

  .  the impact of significant events, such as the attack on September 11, 2001;

  . the ability of Puget Sound Energy to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt;

  . capital market conditions, including changes in availability of capital or interest rate fluctuations;

  . changes in Puget Sound Energy's credit ratings, which may have an adverse impact on the availability and cost of capital;

  .  legal and regulatory proceedings; and

  . employee workforce factors, including strikes, work stoppages or the loss of a key executive.

   We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any section entitled "Risk Factors" that appears in any prospectus supplement accompanying this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

   Puget Sound Energy files reports and other information with the Securities and Exchange Commission. These SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Puget Sound Energy files at the SEC's public reference room at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect Puget Sound Energy's SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   In connection with this offering, we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. As permitted by SEC rules, this prospectus omits certain information included in the registration statement. For a more complete understanding of the securities we may offer, you should refer to the registration statement, including its exhibits.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that Puget Sound Energy has filed previously with the SEC. These documents contain important information about Puget Sound Energy and its finances.

     SEC Filings (File No. 1-4393)   Period/Date
     -----------------------------   -----------
    . Annual Report on Form 10-K.... Year ended December 31, 2000

    . Quarterly Reports on Form 10-Q Quarter ended March 31, 2001
                                     Quarter ended June 30, 2001
                                     (Amendment filed on October 18, 2001)
                                     Quarter ended September 30, 2001
                                     (Amendment filed on December 26, 2001)

    . Current Reports on Form 8-K... Filed January 30, 2001
                                     Filed March 13, 2001
                                     Filed April 6, 2001
                                     Filed May 22, 2001
                                     Filed August 30, 2001
                                     Filed September 4, 2001
                                     Filed September 19, 2001
                                     Filed October 15, 2001
                                     Filed October 24, 2001
                                     Filed November 28, 2001
                                     Filed December 3, 2001
                                     Filed December 4, 2001
                                     Filed December 24, 2001
                                     Filed January 4, 2002
                                     Filed January 31, 2002
                                     Filed February 8, 2002
                                     Filed February 13, 2002

   The documents filed by Puget Sound Energy with the SEC pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference into this prospectus.

   You may request a copy of these filings at no cost by writing or telephoning Puget Sound Energy at the following address:

   Investor Relations
   Puget Sound Energy, Inc.
   411-108/th/ Avenue N.E.
   Bellevue, Washington 98004-5515
   (425) 454-6363

   Separate financial statements of the capital trust have not been included in this prospectus. Puget Sound Energy and the capital trust do not consider such financial statements to be helpful because:

  . Puget Sound Energy beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the capital trust (other than the beneficial interests represented by the trust preferred securities);

  . Puget Sound Energy will guarantee the trust preferred securities such that the holders of the trust preferred securities, with respect to the payment of distributions and amounts on liquidation, dissolution and winding up, are at least in the same position with regard to the assets of Puget Sound Energy as a preferred shareholder of Puget Sound Energy;

  . in future filings under the Securities Exchange Act of 1934, an audited footnote to Puget Sound Energy's annual financial statements will state that the capital trust is wholly owned by Puget Sound Energy, that the sole assets of the trust are the unsecured subordinated debentures of Puget Sound Energy having a specified total principal amount, and that, considered together, the back-up undertakings, including the guarantees, constitute a full and unconditional guarantee by Puget Sound Energy of the capital trust's obligations under the trust preferred securities issued by the capital trust; and

  . the capital trust is a newly created special purpose entity, has no operating history, no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "Puget Sound Energy Capital Trust III."

                              PUGET SOUND ENERGY

   Puget Sound Energy is a public utility incorporated in the State of Washington, furnishing electric and gas service in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of Washington State. We are the principal subsidiary of Puget Energy, Inc, a holding company that owns all our common stock. Subject to limited exceptions, Puget Energy is exempt from regulation as a public utility holding company pursuant to Section 3(a)(2) of the Public Utility Holding Company Act of 1935. In addition to its ownership of Puget Sound Energy, Puget Energy also owns InfrastruX Group, Inc, a holding company for nonregulated businesses that provide design, construction, engineering and other infrastructure services to the utility industry.

   As of December 31, 2001, Puget Sound Energy had approximately 940,600 electric customers, consisting of approximately 834,200 residential, 100,600 commercial, 4,000 industrial and 1,800 other customers; and approximately 606,000 gas customers, consisting of approximately 556,000 residential, 47,100 commercial, 2,800 industrial and 100 gas transportation customers. For the 12 months ended December 31, 2001, Puget Sound Energy added approximately 17,000 electric customers and approximately 15,200 gas customers, representing annualized growth rates of 1.8% and 2.6%, respectively. During the 12 months ended December 31, 2001, Puget Sound Energy's billed retail revenues from electric utility operations were derived 42% from residential customers, 36% from commercial customers, 20% from industrial customers and 2% from other customers. Puget Sound Energy's retail revenues from gas utility operations were derived 60% from residential customers, 32% from commercial customers, 6% from industrial customers, and 2% from transportation customers. During this period, the largest customer accounted for 3.4% of Puget Sound Energy's operating revenues.

   Gross electric utility plant at December 31, 2001 was approximately $4.2 billion, which consisted of 58% distribution, 27% generation, 6% transmission and 9% general plant and other. Gross gas utility plant at December 31, 2001 was approximately $1.6 billion, which consisted of 85% distribution, 6% transmission and 9% general plant and other. Gross common utility general plant at December 31, 2001 was approximately $363 million, which consisted of general plant and other.

   At December 31, 2001 Puget Sound Energy had 2,480 aggregate full-time equivalent utility employees. Puget Sound Energy's executive office is located at 411 - 108th Avenue N.E., Bellevue, Washington 98004-5515, and its telephone number is (425) 454-6363.

                     PUGET SOUND ENERGY CAPITAL TRUST III

   Puget Sound Energy Capital Trust III is a statutory business trust created under the Delaware Business Trust Act by way of

  . a trust agreement executed by Puget Sound Energy, as sponsor, and the trustee of the capital trust and

  . the filing of a certificate of trust with the Secretary of State of the State of Delaware.

   At the time of public issuance of the trust preferred securities, the trust agreement will be amended and restated in its entirety and will be qualified as an indenture under the Trust Indenture Act of 1939. Puget Sound Energy will directly or indirectly acquire common securities of the capital trust in a total liquidation amount equal to approximately 3% of the total capital of the capital trust. The trust exists for the exclusive purposes of

  . issuing the trust preferred securities and common securities representing undivided beneficial interests in the assets of the capital trust;

  . investing the gross proceeds of the common securities and the trust preferred securities in unsecured subordinated debentures of Puget Sound Energy; and

  .  engaging in only those other activities necessary or incidental thereto.

   The capital trust has a term of approximately 55 years, but it may terminate earlier as provided in the amended and restated trust agreement.

   The proceeds from the offering of the trust preferred securities and the sale of the common securities may be used by the capital trust to purchase from Puget Sound Energy unsecured subordinated debentures in a total principal amount equal to the total liquidation preference of the common securities and the trust preferred securities. The Puget Sound Energy debentures would bear interest at an annual rate equal to the annual distribution rate of the common securities and the trust preferred securities and would have certain redemption terms that correspond to the redemption terms for the common securities and the trust preferred securities. The subordinated debentures will rank subordinate in right of payment to all of Puget Sound Energy's senior indebtedness (as defined in this prospectus). Distributions on the common securities and the trust preferred securities may not be made unless the capital trust receives corresponding interest payments on the subordinated debentures from Puget Sound Energy. Puget Sound Energy will irrevocably guarantee, on a subordinated basis and to the extent set forth in the guarantee, with respect to each of the common securities and the trust preferred securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand at the capital trust. Each guarantee will be unsecured and will be subordinate to all senior indebtedness of Puget Sound Energy. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement), the capital trust may be liquidated and the holders of the common securities and the trust preferred securities could receive the related subordinated debentures of Puget Sound Energy in lieu of any liquidating cash distribution.

   The number of trustees of the capital trust will initially be four. Two of the trustees will be employees or officers of, or affiliated with, Puget Sound Energy and will be referred to as the Puget Sound Energy trustees. The third trustee will be a financial institution that is unaffiliated with Puget Sound Energy, which trustee will serve as property trustee under the amended and restated trust agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939. Initially, Bank One Trust Company, N.A. will be the property trustee until removed or replaced by the holder of the common securities. For the purpose of compliance with the provisions of the Trust Indenture Act of 1939, Bank One Trust Company, N.A. will also act as guarantee trustee. The fourth trustee, Bank One Delaware, Inc., will act as the Delaware trustee for the purposes of the Delaware Business Trust Act, until removed or replaced by the holder of the common securities.

   The property trustee will hold title to the subordinated debentures for the benefit of the holders of the common securities and the trust preferred securities, and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the subordinated debentures. In addition, the property trustee will maintain exclusive control of a segregated non-interest-bearing bank account to hold all payments made in respect of subordinated debentures for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the common securities and the trust preferred securities out of funds from the segregated non-interest-bearing bank account. The guarantee trustee will hold the guarantees for the benefit of the holders of the common securities and the trust preferred securities. Puget Sound Energy, as the direct or indirect holder of all the common securities, will have the right to appoint, remove or replace any of the trustees. Puget Sound Energy will also have the right to increase or decrease the number of trustees, as long as the number of trustees shall be at least three, a majority of which shall be Puget Sound Energy trustees. Puget Sound Energy will pay all fees and expenses related to the trusts and the offering of the common securities and the trust preferred securities.

   The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the amended and restated trust agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

   The Delaware trustee for the capital trust in the State of Delaware is Bank One Delaware, Inc., Three Christiana Center, 201 North Walnut Street, Wilmington, Delaware, 19801. The principal place of business of the capital trust will be c/o Puget Sound Energy, Inc. 411-108/th/ Avenue N.E., Bellevue, Washington 98004-5515.

                                USE OF PROCEEDS

   The proceeds received by the capital trust from the sale of its trust preferred securities and the common securities will be invested in unsecured subordinated debentures of Puget Sound Energy. As will be more specifically set forth in the applicable prospectus supplement, Puget Sound Energy will use those borrowed amounts and the net proceeds from the sale of senior notes or unsecured debentures offered hereby for its general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the appropriate prospectus supplement.

       RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS

   The following table sets forth Puget Sound Energy's ratios of earnings to fixed charges and to combined fixed charges and preferred dividends for the periods indicated. For purposes of computing the ratios, earnings represent income from continuing operations before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense.

                                                   Twelve Months
                                                Ended September 30,    Years Ended December 31,
                                                ------------------- ------------------------------
                                                  2001      2000    2000 1999 1998 1997(1) 1996(1)
                                                ----      ----      ---- ---- ---- ------- -------
Ratio of earnings to fixed charges............. 2.6x      2.6x      2.7x 2.7x 2.8x  2.5x    3.1x
Ratio of earnings to combined fixed charges and
  preferred dividends.......................... 2.4x      2.4x      2.5x 2.5x 2.5x  2.0x    2.5x

--------
(1) The ratios for the years ended December 31, 1997 and 1996 include charges incurred in connection with Puget Sound Energy's merger with Washington Energy Company and its principal subsidiary, Washington Natural Gas Company. Had such charges been excluded from earnings, the ratio of earnings to fixed charges for such periods would have been 2.9x and 3.2x, respectively, and the ratio of earnings to combined fixed charges and preferred dividends would have been 2.4x and 2.5x, respectively.

                           DESCRIPTION OF SECURITIES

Debt Securities

   Senior notes will be issued under a senior note indenture. The unsecured debentures will be issued under an unsecured debt indenture. Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior note indenture will be State Street Bank and Trust Company, and the trustee under the unsecured debt indenture will be Bank One Trust Company, N.A. The senior note indenture and the unsecured debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures."

   The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part. Copies of the indentures may also be obtained from Puget Sound Energy or the applicable trustee.

   The indentures provide that debt securities of Puget Sound Energy may be issued in one or more series, with different terms, in each case as authorized on one or more occasions by Puget Sound Energy. The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

  .  the title of the debt securities;

  .  whether the debt securities will be senior or subordinated debt;

  .  the total principal amount of the debt securities;

  . the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  .  the maturity date or dates;

  .  the interest rate or the method of computing the interest rate;

  . the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

  .  the location where payments on the debt securities will be made;

  . the terms and conditions on which the debt securities may be redeemed at the option of Puget Sound Energy;

  . any obligation of Puget Sound Energy to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  . any provisions for the discharge of Puget Sound Energy's obligations relating to the debt securities by deposit of funds or United States government obligations;

  . whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

  . any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

  . any additional amounts with respect to the debt securities that Puget Sound Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of Puget Sound Energy to redeem the debt securities rather than pay these additional amounts;

  .  any additional events of default; and

  .  any other specific terms of the debt securities.

   Federal income tax consequences and other special considerations applicable to any debt securities issued by Puget Sound Energy at a discount will be described in the applicable prospectus supplement.

   Debt securities may be presented for exchange. Registered debt securities may be presented for registration of transfer at the offices of the applicable trustee and, subject to the restrictions set forth in the debt security and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection with the transfer, subject to any limitations contained in the applicable indenture.

   Distributions on the debt securities in registered form will be made at the office or agency of the applicable trustee in its designated office. However, at the option of Puget Sound Energy, payment of any interest may be made by check or wire transfer. Payment of any interest due on debt securities in registered form will be made to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payments. Payments made in any other manner will be specified in the applicable prospectus supplement.

  Senior Notes

  Security; Release Date

   Until the release date (as described in the next paragraph), the senior notes will be secured by one or more series of Puget Sound Energy's first mortgage bonds from either or both of Puget Sound Energy's current first mortgage indentures issued and delivered by Puget Sound Energy to the senior note trustee. Upon the issuance of a series of senior notes prior to the release date, Puget Sound Energy will simultaneously issue and deliver to the senior note trustee, as security for all senior notes, a series of first mortgage bonds that will have the same stated maturity date and corresponding redemption provisions, and will be in the same total principal amount as the series of the senior notes being issued. Any series of first mortgage bonds securing senior notes may, but need not, bear interest. Any payment by Puget Sound Energy to the senior note trustee of principal of, and interest and/or any premium on, a series of first mortgage bonds will be applied by the senior note trustee to satisfy Puget Sound Energy's obligations with respect to principal of, and interest and/or any premium on, the corresponding senior notes.

   The "release date" will be the date that all first mortgage bonds of Puget Sound Energy issued and outstanding under its electric utility mortgage indenture with State Street Bank and Trust Company and its gas utility mortgage indenture with The Bank of New York Company, Inc., other than first mortgage bonds securing senior notes, have been retired (at, before or after their maturity) through payment, redemption or otherwise. On the release date, the senior note trustee will deliver to Puget Sound Energy, for cancellation, all first mortgage bonds securing senior notes. Not later than 30 days thereafter, the senior note trustee will provide notice to all holders of senior notes of the occurrence of the release date. As a result, on the release date, the first mortgage bonds securing senior notes will cease to secure the senior notes. The senior notes will then become, at Puget Sound Energy's option, either

  .  unsecured general obligations of Puget Sound Energy or

  . obligations secured by substitute first mortgage bonds issued under a substitute mortgage indenture other than Puget Sound Energy's electric utility mortgage or gas utility mortgage.

   A lien on certain property owned by Puget Sound Energy will secure each series of first mortgage bonds that secures senior notes. Upon the payment or cancellation of any outstanding senior notes, the senior note trustee will surrender to Puget Sound Energy for cancellation an equal principal amount of the related series of first mortgage bonds. Puget Sound Energy will not permit, at any time prior to the release date, the total principal amount of first mortgage bonds securing senior notes held by the senior note trustee to be less than the total principal amount of senior notes outstanding. Following the release date, Puget Sound Energy will cause the mortgages to be discharged and will not issue any additional first mortgage bonds under its electric utility mortgage or gas utility mortgage. While Puget Sound Energy will be precluded after the release date from issuing additional first mortgage bonds, it will not be precluded under the senior note indenture or senior notes from issuing or assuming other secured debt, or incurring liens on its property, except to the extent indicated below under "-- Certain Covenants of Puget Sound Energy -- Limitation on Liens."

  Events of Default

   The following constitute events of default under senior notes of any series:

  . failure to pay principal of, and any premium on, any senior note of the series when due for five days;

  . failure to pay interest on any senior note of the series when due for 30 days;

  . failure to perform any other covenant or agreement of Puget Sound Energy in the senior notes of the series for 90 days after written notice to Puget Sound Energy by the senior note trustee or the holders of at least a majority in total principal amount of the outstanding senior notes;

  . prior to the release date, a default occurs under the gas utility mortgage and the gas utility mortgage trustee or the holders of at least a majority in total principal amount of the outstanding senior notes give notice of the default to the senior note trustee;

  . prior to the release date, a default occurs under the electric utility mortgage and the electric utility mortgage trustee or the holders of at least a majority in total principal amount of the outstanding senior notes give notice of the default to the senior note trustee;

  . if any substituted mortgage bonds are outstanding, a default occurs under the substitute mortgage and the trustee under the substitute mortgage or the holders of at least a majority in total principal amount of the outstanding senior notes give notice of the default to the senior note trustee; and

  . events of bankruptcy, insolvency or reorganization of Puget Sound Energy specified in the senior note indenture.

   If an event of default occurs and is continuing, either the senior note trustee or the holders of at least a majority in total principal amount of the outstanding senior notes may declare the principal amount of all senior notes to be due and payable immediately.

   The senior note trustee generally will be under no obligation to exercise any of its rights or powers under the senior note indenture at the request or direction of any of the holders of senior notes of a series unless those holders have offered to the senior note trustee reasonable security or indemnity. Subject to the provisions for indemnity and certain other limitations contained in the senior note indenture, the holders of at least a majority in total principal amount of the outstanding senior notes of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee, or of exercising any trust or power conferred on the senior note trustee. The holders of at least a majority in principal amount of the outstanding senior notes of such series generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of senior notes of the series.

   No holder of senior notes of a series may institute any action against Puget Sound Energy under the senior note indenture unless

  . that holder gives to the senior note trustee advance written notice of default and its continuance;

  . the holders of not less than a majority in total principal amount of senior notes of the series then outstanding affected by that event of default request the senior note trustee to institute such action;

  .  that holder has offered the senior note trustee reasonable indemnity; and

  . the senior note trustee shall not have instituted such action within 60 days of such request.

   Furthermore, no holder of senior notes will be entitled to institute any such action if and to the extent that the action would disturb or prejudice the rights of other holders of senior notes of the series.

   Within 90 days after the occurrence of a default with respect to the senior notes of a series, the senior note trustee must give the holders of the senior notes of that series notice of the default if known to the senior note trustee, unless cured or waived. The senior note trustee may withhold the notice if it determines in good faith that it is in the interest of the holders to do so except in the case of default in the payment of principal of, and interest and/or any premium on, any senior notes of the series. Puget Sound Energy is required to deliver to the senior note trustee each year a certificate as to whether or not, to the knowledge of the officers signing the certificate, Puget Sound Energy is in compliance with the conditions and covenants under the senior note indenture.

  Modification

   Except as provided in the paragraph below, Puget Sound Energy and the senior note trustee cannot modify or amend the senior note indenture without the consent of the holders of at least a majority in principal amount of the outstanding affected senior notes. In addition, Puget Sound Energy and the senior note trustee cannot modify or amend the senior note indenture without the consent of the holder of each outstanding senior note of a series to

  .  change the maturity date of any senior note of the series;

  . reduce the rate (or change the method of calculation of the rate) or extend the time of payment of interest on any senior note of the series;

  . reduce the principal amount of, or premium payable on, any senior note of the series;

  . change the coin or currency of any payment of principal of, and interest and/or any premium on, any senior note of the series;

  . change the date on which any senior note of the series may be redeemed or repaid at the option of its holder or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior note of the series;

  . impair the interest of the senior note trustee in the first mortgage bonds securing the senior notes of the series held by it or, prior to the release date, reduce the principal amount of any series of first mortgage bonds securing the senior notes of the series to an amount less than the principal amount of the related series of senior notes or alter the payment provisions of the first mortgage bonds in a manner adverse to the holders of the senior notes; or

  . modify or reduce the percentage of holders of senior notes of the series necessary to modify or amend the senior note indenture or to waive any past default to less than a majority.

   Puget Sound Energy and the senior note trustee can modify and amend the senior note indenture without the consent of the holders in certain cases, including

  . to add to the covenants of Puget Sound Energy for the benefit of the holders or to surrender a right conferred on Puget Sound Energy in the senior note indenture;

  .  to add further security for the senior notes of the series;

  . to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

  . to make any other changes that are not prejudicial to the holders of senior notes of the series.

  Defeasance and Discharge

   The senior note indenture provides that Puget Sound Energy will be discharged from any and all obligations with respect to the senior notes of a series and the senior note indenture (except for obligations to register the transfer or exchange of senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, Puget Sound Energy irrevocably deposits with the senior note trustee, in trust for the benefit of holders of senior notes of the series, money or certain United States government obligations, or any combination of money or government obligations, which through the payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior notes on the dates those payments are due in accordance with the terms of the senior note indenture and the senior notes of the series. Unless all the senior notes of the series are to be due within 90 days of the deposit by redemption or otherwise, Puget Sound Energy must also deliver to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the senior notes. Thereafter, the holders of senior notes must look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

  Consolidation, Merger and Sale or Disposition of Assets

   Puget Sound Energy may consolidate with or merge into, or sell or otherwise dispose of its properties as or substantially as an entirety if

  . the successor or transferee corporation is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

  . the new corporation assumes the due and punctual payment of the principal of, and premium and interest on, all the senior notes and the performance of every covenant of the senior note indenture to be performed or observed by Puget Sound Energy;

  . prior to the release date, the new corporation assumes Puget Sound Energy's obligations under its electric utility mortgage and gas utility mortgage with respect to first mortgage bonds securing senior notes; and

  . after the release date and there are substitute first mortgage bonds outstanding, the new corporation assumes Puget Sound Energy's obligations under the substitute first mortgage with respect to substitute first mortgage bonds securing senior notes.

   The senior note indenture defines "all or substantially all" of the assets of Puget Sound Energy as being 50% or more of the total assets of Puget Sound Energy as shown on its balance sheet as of the end of the prior year. The senior note indenture specifically permits any sale, transfer or other disposition during a calendar year of less than 50% of total assets without the consent of the holders of the senior notes and without the assumption by the transferee of Puget Sound Energy's obligations on the senior notes and covenants contained in the senior note indenture.

  Certain Covenants of Puget Sound Energy

   Limitation on Liens

   Puget Sound Energy cannot issue any first mortgage bonds other than first mortgage bonds that secure senior notes. After the release date, Puget Sound Energy will be precluded from issuing additional first mortgage bonds under its electric utility mortgage and gas utility mortgage. Unless substitute first mortgage bonds are issued to secure senior notes, after the release date, Puget Sound Energy may not issue, assume, guarantee or permit to exist any debt that is secured by any mortgage, security interest, pledge or other lien of or upon any real property or other depreciable asset used in Puget Sound Energy's electric and gas utility business without effectively securing the senior notes (together with, if Puget Sound Energy shall so determine, any other indebtedness of Puget Sound Energy ranking equally with the senior notes) equally and ratably with that debt. The foregoing restriction will not apply to

  . liens on any property existing at the time of its acquisition (but excluding any extension of or addition to that property unless the terms of the mortgage as of the date of the acquisition of the property provide that the mortgage shall be secured by extensions or additions to the property);

  . liens to secure the payment of all or part of the purchase price of property or to secure any debt incurred prior to, at the time of or within 180 days after the acquisition of that property for the purpose of financing all or part of the purchase price of the property;

  .  liens secured by property used in the generation of electricity;

  .  liens existing as of the date of the senior note indenture;

  . permitted encumbrances similar to the permitted encumbrances under the electric utility mortgage;

  . any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the bullet points above; provided, however, that the principal amount of debt secured thereby may not exceed the principal amount of debt (plus any premium or fee payable in connection with such extension, renewal or replacement) so secured at the time of such extension, renewal or replacement; and provided, further, that such lien must be limited to all or such part of the property which was subject to the mortgage so extended, renewed or replaced (plus improvements on such property);

  . liens in favor of the United States, any state thereof, any other country or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments under any contract or statute; or

  . liens securing industrial development, pollution control or similar revenue bonds.

   Notwithstanding the foregoing restriction, Puget Sound Energy may create, assume or incur any lien not excepted above without equally and ratably securing the senior notes if the aggregate amount of all debt then outstanding and secured by that lien or any other lien not excepted above, together with all net sale proceeds from sale and leaseback transactions that are not described in " -- Limitations on Sale and Leaseback Transactions" below, does not exceed 15% of Puget Sound Energy's total consolidated capitalization as shown on its latest audited consolidated balance sheet.

   Limitations on Sale and Lease Back Transactions

   Unless substituted first mortgage bonds are issued to secure the senior notes, after the release date Puget Sound Energy may not sell or transfer any real property interest or other depreciable asset and take back a lease of that property unless

  . the sale and leaseback transaction occurs within 180 days after the later of the date of acquisition of the property or the date of the completion of construction or commencement of full operations on the property or

  . within 120 days after the sale and leaseback transaction, Puget Sound Energy applies or causes to be applied to the retirement of debt of Puget Sound Energy (other than debt which is subordinate in right of payment to senior notes) an amount not less than the net proceeds of the sale of the property.

   Notwithstanding the foregoing restriction, Puget Sound Energy may effect any sale and leaseback transaction not excepted above if the net sale proceeds from the sale and leaseback transaction, together with the net sale proceeds from all other sale and leaseback transactions not excepted above and all debt then outstanding and secured by mortgages not described in any of the bullet points under "-- Limitations on Liens," do not exceed 15% of Puget Sound Energy's total consolidated capitalization as shown on its latest audited consolidated balance sheet. Puget Sound Energy may also effect any sale and leaseback transaction involving a lease for a period, including renewals, of not more than 36 months.

  Voting of First Mortgage Bonds Held by Senior Note Trustee

   The senior note trustee, as the holder of first mortgage bonds securing senior notes, will attend any meeting of bondholders under Puget Sound Energy's electric utility mortgage and gas utility mortgage or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent. The senior note trustee will vote all the electric utility bonds or gas utility bonds held by it, or will consent with respect thereto, as directed by holders of at least a majority in total principal amount of the outstanding senior notes; provided, however, that the senior note trustee is not required to vote the electric utility bonds or gas utility bonds of any particular issue in favor of, or give consent to, any action except upon notification by the senior note trustee to the holders of the related issue of senior notes of such proposal and consent thereto of the holders of at least a majority in principal amount of the outstanding senior notes of such issue.

  Concerning the Senior Note Trustee

   State Street Bank and Trust Company is both the senior note trustee under the senior note indenture and the mortgage trustee under the electric utility mortgage indenture. Puget Sound Energy and its affiliates do not currently maintain any other banking relationships with State Street Bank and Trust Company in the ordinary course of business, but Puget Sound Energy may choose to do so in the future.

   The senior note trustee may resign at any time by giving written notice to Puget Sound Energy specifying the day on which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor senior note trustee and the day specified by the senior note trustee.

   The senior note trustee may be removed at any time by a written instrument filed with the senior note trustee and signed by the holders of at least a majority in total principal amount of outstanding senior notes. In addition, if no event of default has occurred and is continuing, Puget Sound Energy may remove the senior note trustee upon notice to the holder of each senior note outstanding and the senior note trustee, and appointment of a successor senior note trustee.

  Description of the First Mortgage Bonds

   The first mortgage bonds securing the senior notes are to be issued under Puget Sound Energy's electric utility mortgage indenture or its gas utility mortgage indenture, each as amended and supplemented by various supplemental indentures. State Street Bank and Trust Company will act as the electric utility mortgage trustee and The Bank of New York Company, Inc. will act as the gas utility mortgage trustee.

   The statements herein concerning these mortgage indentures are outlines and are not complete and are subject to, and qualified in their entirety by, all the provisions of the electric utility mortgage indenture and the gas utility mortgage indenture, which are exhibits to the registration statement of which this prospectus forms a part. They make use of defined terms and are qualified in their entirety by express reference to the mortgage indentures, copies of which are available upon request to the senior note trustee.

   First mortgage bonds securing senior notes will be issued as security for Puget Sound Energy's obligations under the senior note indenture and will be immediately delivered to and registered in the name of the senior note trustee. The first mortgage bonds securing senior notes will be issued as security for senior notes of a series and will secure the senior notes of that series until the release date. The senior note indenture provides that the senior note trustee shall not transfer any first mortgage bonds securing senior notes except to a successor trustee, to Puget Sound Energy (as provided in the senior note indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Puget Sound Energy.

   First mortgage bonds securing senior notes will correspond to the senior notes of their related series in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or any premium or interest on senior notes of a series, the related first mortgage bonds in a principal amount equal to the principal amount of the senior notes will, to the extent of the payment of principal, premium or interest, be deemed fully paid and the obligation of Puget Sound Energy to make the payment shall be discharged.

  The Electric Utility Mortgage Bonds

   Priority and Security

   The electric utility mortgage bonds securing senior notes of any series will rank equally as to security with bonds of other series now outstanding or issued later under the electric utility mortgage. This security is a direct first lien on Puget Sound Energy's electric utility property and its electric franchises and permits, other than property expressly excluded from the lien. Property expressly excluded from the lien includes

  .  cash, securities, notes, accounts receivable and similar instruments;

  .  conditional sales, appliance rental or lease agreements;

  .  materials and supplies held for use in the ordinary course of business;

  .  merchandise held for the purpose of sale, lease or distribution;

  . fuel (including fissionable material) and personal property consumable in operations;

  .  timber, oil, gas and other minerals under or upon lands of Puget Sound
     Energy;

  . office furniture and equipment, automobiles and similar transportation equipment; and

  .  nonutility property.

   The lien of the electric utility mortgage is subject to excepted encumbrances (and certain other limitations) as defined and described in the electric utility mortgage indenture. It is also subject to the lien of the gas utility mortgage with respect to Puget Sound Energy's gas utility property that was acquired in connection with the merger with Washington Energy Company on February 10, 1997. The electric utility mortgage indenture permits the acquisition of property subject to prior liens.

   Dividend Restriction

   So long as any of the electric utility mortgage bonds are outstanding, Puget Sound Energy shall not do either of the following, except out of net income available for dividends on its common stock, accumulated after December 31, 1957, plus the sum of $7,500,000:

  . declare or pay any dividends (other than dividends payable in Puget Sound Energy's common stock) or make any other distribution on any shares of its common stock or

  .  purchase, redeem or otherwise retire for consideration any shares of stock.

   Issuance of Electric Utility Mortgage Bonds and Withdrawal of Cash Deposited Against That Issuance

   The principal amount of electric utility mortgage bonds that Puget Sound Energy may issue under the electric utility mortgage is not limited, provided that the issuance tests in the electric utility mortgage are satisfied. Electric utility mortgage bonds may be issued from time to time against one or more of the following:

  .  60% of unfunded net property additions;

  .  deposit of cash with the electric utility mortgage trustee; and

  .  100% of unfunded electric utility mortgage bond credits.

   The issuance of electric utility mortgage bonds is subject to net earnings available for interest being at least two times the annual interest requirements on all electric utility mortgage bonds and prior lien debt to be outstanding. Cash deposited is withdrawable against 60% of unfunded net additions and 100% of unfunded electric utility mortgage bond credits.

   Depreciation Fund

   Puget Sound Energy will pay cash or deliver electric utility mortgage bonds of any series to the electric utility mortgage trustee by May 31 of each year in an amount equal to the minimum provision for depreciation for the preceding year (i.e., an amount by which 15% of gross utility operating revenues of Puget Sound Energy, after deducting cost of electricity purchased, fuel costs, and rental and lease payments, exceeds maintenance, repairs and renewals). Cash held in the depreciation fund may be applied to the retirement of the electric utility mortgage bonds of certain of the Secured Medium-Term Notes, Series A, certain of the Secured Medium-Term Notes, Series B, the 7.05% Series due 2021, the 7.25% Series due 2021 and the 6.80% Series due 2022 (the last three series were issued as collateral for City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds) at a price not exceeding the applicable regular redemption price thereof, or other electric utility mortgage bonds at a price not exceeding the applicable special redemption price thereof. In lieu of paying cash or delivering electric utility mortgage bonds, Puget Sound Energy has the option of satisfying this obligation through the use of unfunded property additions or unfunded electric utility mortgage bond credits. Cash and electric utility mortgage bonds held in the depreciation fund may also be withdrawn by using either unfunded property additions or unfunded electric utility mortgage bond credits.

   Modification of Mortgage

   The rights of the bondholders under the electric utility mortgage may be modified by Puget Sound Energy with the consent of the holders of at least 66-2/3% in total principal amount of the electric utility bonds, and of not less than 66-2/3% of the total principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder's consent.

   Concerning the Mortgage Trustee

   State Street Bank and Trust Company is the mortgage trustee under the electric utility mortgage indenture. Puget Sound Energy and its affiliates do not currently maintain any other banking relationships with State Street Bank and Trust Company in the ordinary course of business, but Puget Sound Energy may choose to do so in the future.

   The holders of a majority in total principal amount of the electric utility mortgage bonds have the right to require the electric utility mortgage trustee to enforce the electric utility mortgage, but the electric utility mortgage trustee is entitled to receive reasonable indemnity and is not required to act under certain circumstances.

   Defaults

   The electric utility mortgage defines the following as "defaults:"

  .  failure to pay principal and premium when due;

  .  failure to pay interest for 30 days after becoming due;

  . failure to pay any installment of any sinking or other purchase fund for 60 days after becoming due;

  . an unstayed continuance for 90 days after an entry of an order for reorganization or an appointment of a trustee;

  .  certain events in bankruptcy, insolvency or reorganization;

  . an unstayed continuance for 90 days after entry of a judgment in excess of $100,000; and

  .  failure for 90 days after notice to observe other covenants or conditions.

   The electric utility mortgage indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.

  Gas Utility Mortgage Bonds

   Priority and Security

   The gas utility mortgage bonds securing senior notes of any series will rank equally as to security with gas utility mortgage bonds of other series now outstanding or issued later under the gas utility mortgage indenture. This security is a direct first lien on all of Puget Sound Energy's gas utility property, on its gas utility franchises and permits and on its gas purchase contracts (other than certain property expressly excluded from the lien. Property expressly excluded from the lien includes

  .  cash, securities, notes, accounts receivable and similar instruments;

  .  conditional sales, appliance rental or lease agreements;

  . equipment, materials, supplies and merchandise held by Puget Sound Energy for consumption in the ordinary course of business or acquired for sale, lease or distribution;

  .  gas or liquid hydrocarbons in pipelines and in storage;

  .  fuel and personal property consumable in operations;

  . oil, gas and other minerals and timber under or upon lands of Puget Sound Energy;

  . office furniture and equipment, automobiles and similar transportation equipment;

  .  nonutility property; and

  .  certain property of a successor corporation in a merger or consolidation.

   All property owned by Puget Sound Energy immediately prior to its merger with Washington Energy Company on February 10, 1997 is excepted from the lien of the gas utility mortgage . All property acquired by Puget Sound Energy after the merger is also excepted from the lien, unless the property improves or replaces the gas utility property owned by Washington Energy Company at the time of the merger. This lien is subject to excepted encumbrances (and certain other limitations) as defined and described in the gas utility mortgage indenture. The mortgage indenture permits the acquisition of property subject to prior liens, but this property will not be considered as additional property under the gas utility mortgage until the prior lien is paid.


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

   Dividend Restriction

   If the aggregate amount of all the dividends, distributions and expenditures listed below made since September 30, 1994 would exceed the aggregate amount of the net income of Puget Sound Energy accumulated after September 30, 1994 plus the sum of $20,000,000, Puget Sound Energy shall not do any of the following so long as any of Puget Sound Energy's Secured Medium-Term Notes, Series C, issued under the gas utility mortgage, are outstanding:

  . declare or pay any dividends (other than dividends payable in Puget Sound Energy's common stock) or make any other distribution on any shares of its common stock, or

  . purchase, redeem or otherwise retire for consideration any shares of stock (other than in exchange for, or from the net cash proceeds of, other new shares of capital stock of Puget Sound Energy and other than any shares of any class of stock ranking as to dividends or assets prior to Puget Sound Energy's common stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for that class of stock).

   Renewal Fund

   Puget Sound Energy will pay cash and/or deliver gas utility mortgage bonds (taken at the principal amount thereof) to the gas utility mortgage trustee for deposit into a renewal fund on or before May 1 of each year in an amount equal to

  .  the greater of

    . the aggregate amount of the minimum provision for depreciation (i.e., an amount computed at the rate of 2% per annum, or another rate as may be permitted or required by the Washington Utilities and Transportation Commission, of the book value of depreciable gas utility property subject to the lien of the gas utility mortgage and not to prior liens) from March 1, 1957 to the end of the next preceding calendar year or

    .  the aggregate amount of retirements for the same period in excess of

  .  the greater of

    . the aggregate amount for the minimum provision for depreciation or retirements, whichever is greater, shown in the next preceding renewal fund certificate filed with the gas utility mortgage trustee pursuant to the requirements of Section 4.04 of the gas utility mortgage or

    . the aggregate amount for the minimum provision for depreciation or retirements, whichever is greater, shown in the latest certificate of available net additions delivered to the gas utility mortgage trustee pursuant to Section 2.01 of the gas utility mortgage;

less the aggregate amount of gas utility mortgage bonds retired by sinking fund operations, not theretofore used as a credit on account of the renewal fund in previous renewal fund certificates. The renewal fund obligation may be satisfied in whole or in part by credits consisting of unfunded property additions and/or unfunded gas utility mortgage bonds credits.

   Any cash deposited in the renewal fund, if and to the extent that Puget Sound Energy at the time does not have property additions available for use as a credit to satisfy the renewal fund obligation, may, upon the written order of Puget Sound Energy, be applied by the gas utility mortgage trustee to the redemption of gas utility mortgage bonds or, if not so applied pursuant to the provisions of the gas utility mortgage, to the retirement of gas utility mortgage bonds.

   Issuance of Gas Bonds and Withdrawal of Cash Deposited Against Such Issuance

   The principal amount of gas utility mortgage bonds issuable under the gas utility mortgage is not limited, provided that the issuance tests in the gas utility mortgage are satisfied. Gas utility mortgage bonds may be issued from time to time against one or more of the following:

  .  60% of unfunded net property additions;

  .  deposit of cash with the gas utility mortgage trustee; and

  .  100% of unfunded gas utility mortgage bond credits.

   With certain exceptions, the issuance of gas utility mortgage bonds is subject to net earnings available for interest being at least

  . two times the annual interest requirements on all gas utility mortgage bonds and prior lien debt to be outstanding and

  . so long as gas utility mortgage bonds issued prior to the date of this prospectus are outstanding, 1.75 times the annual interest requirements on all indebtedness of Puget Sound Energy to be outstanding immediately after such issuance.

   Cash deposited is withdrawable against 60% of unfunded net property additions in the case of moneys on deposit with the gas utility mortgage trustee for the purpose described above, 100% of the amount of unfunded net additions in the case of any other trust moneys and 100% of unfunded gas utility mortgage bond credits.

   Modification of Mortgage

   The rights of the bondholders under the gas utility mortgage may be modified by Puget Sound Energy with the consent of the holders of at least 66-2/3% in total principal amount of the gas utility mortgage bonds and of not less than 66-2/3% of the total principal amount of each series affected. In general, however, no modification of the terms of payment of principal or interest and no modification affecting the lien or reducing the percentage required for modification is effective against any bondholder without the bondholder's consent.

   Concerning the Mortgage Trustee

   The Bank of New York Company, Inc. is the gas utility mortgage trustee under the mortgage indenture. The Bank of New York Company, Inc. is one of the lenders under Puget Sound Energy's revolving credit facility.

   The holders of at least a majority in total principal amount of the gas utility mortgage bonds have the right to require the gas utility mortgage trustee to enforce the gas utility mortgage, but the gas utility mortgage trustee is entitled to receive reasonable indemnity and is not required to act under certain circumstances.

   Defaults

   The gas utility mortgage defines the following as "defaults:"

  .  failure to pay principal and premium when due;

  .  failure to pay interest for 10 days after becoming due;

  . failure to pay any installment of any sinking or other purchase fund for 30 days after becoming due;

  .  certain events in bankruptcy, insolvency or reorganization;

  . failure to pay money due under any indebtedness other than gas utility mortgage bonds in an amount of $500,000 or more or the failure to perform any other agreement evidencing the indebtedness if Puget Sound Energy's failure causes any payments to become due prior to the due date;

  . a judgment against Puget Sound Energy in excess of $100,000 that continues unstayed and unsatisfied for a period of 90 days following entry of the judgment; and

  .  failure for 30 days after notice to observe other covenants or conditions.

   The gas utility mortgage indenture does not contain a provision requiring any periodic evidence to be furnished as to the absence of default or as to compliance with the terms thereof.

  Unsecured Debentures

   The unsecured debentures will be issued under the unsecured debt indenture and, unless otherwise specified in the applicable prospectus supplement, will rank equally with our other unsecured and unsubordinated indebtedness. The unsecured debt indenture does not limit the aggregate principal amount of unsecured debt securities that may be issued under the indenture.

  Subordination

   If unsecured debt securities are issued to the capital trust or the trustee of the capital trust in connection with the issuance of trust preferred securities of the capital trust, or if otherwise specified in the applicable prospectus supplement, the unsecured debentures will rank subordinated and junior in right of payment, to the extent set forth in the unsecured indenture, to all "senior indebtedness" of Puget Sound Energy.

   "Senior indebtedness" means distributions on the following, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

  . indebtedness of Puget Sound Energy for money borrowed by Puget Sound Energy or evidenced by debentures (other than the subordinated debentures), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by Puget Sound Energy;

  .  capital lease obligations of Puget Sound Energy;

  . obligations of Puget Sound Energy incurred for deferring the purchase price of property, with respect to conditional sales, and under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  .  obligations of Puget Sound Energy with respect to letters of credit;

  . all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Puget Sound Energy or in effect guaranteed by Puget Sound Energy;

  . all indebtedness of others of the type referred to in the five preceding bullet points secured by a lien on any of Puget Sound Energy's property or assets; or

  . renewals, extensions or refundings of any of the indebtedness referred to in the preceding five clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the subordinated debt securities.

   If Puget Sound Energy defaults in the payment of any distributions on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Puget Sound Energy cannot make a payment on account of or redeem or otherwise acquire the subordinated debentures issued under the unsecured debt indenture. The unsecured debt indenture provisions described in this paragraph, however, do not prevent Puget Sound Energy from making sinking fund payments in subordinated debentures acquired prior to the maturity of senior indebtedness or, in the case of default, prior to such default and notice thereof. If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Puget Sound Energy, its creditors or its property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debentures. Holders of subordinated debentures must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described above, directly to the holders of senior indebtedness until all senior indebtedness is paid in full.

   The unsecured debt indenture does not limit the total amount of senior indebtedness that may be issued. As of December 31, 2001, senior indebtedness of Puget Sound Energy totaled approximately $2,170,815,000.

  Certain Covenants if Subordinated Debentures Are Issued to the Capital Trust

   If subordinated debt securities are issued to the capital trust or the trustee of the capital trust in connection with the issuance of trust preferred securities of the capital trust, Puget Sound Energy will covenant that it will not make the payments and distributions described below if

  .  an event of default has occurred under the unsecured debt indenture;

  . an event occurs that Puget Sound Energy has actual knowledge of, which, with the giving of notice or the lapse of time, or both, would constitute an event of default under the unsecured debt indenture and which it has not taken reasonable steps to cure;

  . it is in default with respect to its payment obligations under the guarantees relating to the trust preferred securities; or

  . it has elected to defer payments of interest on the related subordinated debentures by extending the interest payment period and that deferral is continuing.

   In these circumstances, Puget Sound Energy will not

  . declare or pay any dividends or distributions on, or redeem, purchase, or make a liquidation payment with respect to, any of Puget Sound Energy's capital stock other than

    . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock;

    .  transactions relating to a shareholders' rights plan;

    .  payments under the preferred securities guarantee;

    . as a result of and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock; and

    . the purchase of fractional share interests upon conversion or exchange of its capital stock or

  . make any payment of principal, interest or any premium on, or repay or repurchase or redeem any debt securities (including guarantees) of Puget Sound Energy that rank equal with or junior to, the subordinated debentures.

   In addition, if subordinated debt securities are issued in connection with the issuance of trust preferred securities of the capital trust, Puget Sound Energy will agree

  . to maintain, directly or indirectly, 100% ownership of the capital trust common securities, provided that certain successors permitted pursuant to the indenture may succeed to Puget Sound Energy's ownership of the common securities;

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

  .  not to voluntarily dissolve, wind up or liquidate the trust, except

    . in connection with a distribution of the subordinated debentures to the holders of the trust preferred securities in liquidation of the related capital trust or

    . in connection with specified mergers, consolidations or amalgamations permitted by the amended and restated trust agreement and

  . to use its reasonable efforts to cause the related capital trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

  Events of Default

   The unsecured debt indenture provides that events of default regarding any series of unsecured debentures include the following events which shall have occurred and be continuing:

  . failure to pay required interest on the series of unsecured debentures for 30 days;

  .  failure to pay when due principal on the series of unsecured debentures;

  . failure to make any required deposit or payment of any sinking fund or analogous payment on the series of unsecured debentures when due;

  . failure to perform, for 90 days after notice, any other covenant in the unsecured debt indenture applicable to the series of unsecured debentures;

  .  certain events of bankruptcy or insolvency, whether voluntary or not; and

  . with respect to a series of unsecured subordinated debentures issued to a capital trust in connection with the issuance by the capital trust of trust preferred securities, the capital trust is voluntarily or involuntarily dissolved, wound up or terminated, except in connection with

    . the distribution of the subordinated debentures to the holders of the common securities and the trust preferred securities in liquidation of the capital trust;

    . the redemption of all outstanding common securities and trust preferred securities of the capital trust; and

    . mergers, consolidation or amalgamations permitted by the declaration of that capital trust.

   If an event of default regarding unsecured debentures of any series should occur and be continuing, either the unsecured debenture trustee or the holders of at least 25% in total principal amount of outstanding unsecured debentures of such series may declare each unsecured debenture of that series immediately due and payable.

   Holders of at least a majority in total principal amount of the outstanding unsecured debentures of any series will be entitled to control certain actions of the unsecured debenture trustee and to waive past defaults regarding such series. The trustee generally will not be required to take any action requested, ordered or directed by any of the holders of unsecured debentures, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

   Before any holder of any series of unsecured debentures may institute action for any remedy, except payment on such holder's unsecured debentures when due, the holders of not less than 25% in principal amount of the unsecured debentures of that series outstanding must request the unsecured debenture trustee to take action. Holders must also offer and give the unsecured debenture trustee satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

   Puget Sound Energy is required to annually furnish the unsecured debenture trustee a statement as to Puget Sound Energy's compliance with all conditions and covenants under the unsecured debt indenture. The unsecured debenture trustee is required, within 90 days after the occurrence of a default with respect to a series of unsecured debentures, to give notice of all defaults affecting such series of unsecured debentures to each holder of such series of debentures. However, the unsecured debt indenture provides that the unsecured debenture trustee may withhold notice to the holders of the unsecured debentures of any series of any default affecting such series, except payment on holders' unsecured debentures when due, if it considers withholding notice to be in the interests of the holders of the unsecured debentures of such series.

  Consolidation, Merger or Sale of Assets

   The unsecured debt indenture provides that Puget Sound Energy may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other corporation if the successor corporation assumes the obligations of Puget Sound Energy under the unsecured debentures and the unsecured debt indenture and is organized and existing under the laws of the United States, any state thereof or the District of Columbia.

  Modification of the Indenture

   The unsecured debt indenture permits Puget Sound Energy and the unsecured debenture trustee to enter into supplemental indentures without the consent of the holders of the unsecured debentures to:

  . establish the form and terms of any series of securities under the unsecured debt indenture;

  .  secure the debentures with property or assets;

  . evidence the succession of another corporation to Puget Sound Energy, and the assumption by the successor corporation of Puget Sound Energy's obligations, covenants and agreements under the unsecured debt indenture;

  . add covenants of Puget Sound Energy for the benefit of the holders of the unsecured debentures;

  . cure any ambiguity or correct or supplement any provision in the indenture or any supplement to the indenture, provided that no such action adversely affects the interests of the holders of the unsecured debentures; and

  .  evidence and provide for the acceptance of a successor trustee.

   The unsecured debt indenture also permits Puget Sound Energy and the unsecured debenture trustee, with the consent of the holders of at least a majority in total principal amount of the unsecured debentures of all series then outstanding and affected (voting as one class), to change in any manner the provisions of the unsecured debt indenture or modify in any manner the rights of the holders of the unsecured debentures of each such affected series. Puget Sound Energy and the trustee may not, without the consent of the holder of each unsecured debenture affected, enter into any supplemental indenture to

  .  change the time of payment of the principal;

  .  reduce the principal amount of such unsecured debentures;

  . reduce the rate or change the time of payment of interest on such unsecured debentures;

  .  reduce any amount payable upon redemption of such unsecured debentures; or

  . impair the right to institute suit for the enforcement of any payment on any unsecured debentures when due.

   In addition, no such modification may reduce the percentage in principal amount of the unsecured debentures of the affected series, the consent of whose holders is required for any such modification or for any waiver provided for in the unsecured debt indenture.

   Prior to the acceleration of the maturity of any unsecured debentures, the holders, voting as one class, of a majority in total principal amount of the unsecured debentures with respect to which a default or event of default has occurred and is continuing, may, on behalf of the holders of all such affected unsecured debentures, waive any past default or event of default and its consequences, except a default or event of default in the payment of the principal or interest or in respect of a covenant or provision of the applicable indenture or of any unsecured debenture that cannot be modified or amended without the consent of the holder of each unsecured debenture affected.

  Defeasance, Covenant Defeasance and Discharge

   The unsecured debt indenture provides that, at the option of Puget Sound Energy, Puget Sound Energy will be discharged from all obligations in respect of the unsecured debentures of a particular series then outstanding (except for certain obligations to register the transfer of or exchange the unsecured debentures of such series, to replace stolen, lost or mutilated unsecured debentures of such series, to maintain paying agencies and to maintain the capital trust described below) if Puget Sound Energy in each case irrevocably deposits in trust with the relevant trustee money, and/or securities backed by the full faith and credit of the United States that, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the unsecured debentures of such series on the stated maturities of such unsecured debentures in accordance with the terms thereof.

   To exercise this option, Puget Sound Energy is required to deliver to the relevant trustee an opinion of independent counsel to the effect that the exercise of such option would not cause the holders of the unsecured debentures of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Trust Preferred Securities

   The capital trust may issue only one series of trust preferred securities. The terms of the trust preferred securities will include those stated in the amended and restated trust agreement of the capital trust. For a complete description of the trust preferred securities, please read the applicable prospectus supplement and the amended and restated trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  . the designation and number of trust preferred securities to be offered, which will represent undivided beneficial interests in the assets of the capital trust;

  . the annual distribution rate and the dates or date upon which such distributions will be paid;

  . any rights to defer distributions on the trust preferred securities by extending the interest payment period;

  .  the amount of any liquidation preference;

  .  any repurchase or redemption provisions;

  . the terms for any conversion or exchange of the trust preferred securities into other securities;

  . any voting rights of the trust preferred securities in addition to those required by law;

  . the terms and conditions upon which the related subordinated debentures of Puget Sound Energy may be distributed to holders of trust preferred securities; and

  . any other relevant rights, powers, preferences, privileges, limitations or restrictions of the trust preferred securities.

   All trust preferred securities offered hereby will be irrevocably guaranteed by Puget Sound Energy, on a subordinated basis and to the extent set forth below under "Guarantee." Any federal income tax considerations applicable to an offering of the trust preferred securities will be described in the related prospectus supplement. The total number of trust preferred securities that the capital trust will be authorized to issue will be set forth in the amended and restated trust agreement.

  Effect of Obligations Under the Subordinated Debentures and the Guarantees

   As will be set forth in the amended and restated trust agreement, the sole purpose of the capital trust is to issue the common securities and the trust preferred securities evidencing undivided beneficial interests in the assets of the capital trust and to invest the proceeds from the issuance and sale of those securities to acquire directly the subordinated debentures from Puget Sound Energy.

   As long as payments of interest and other payments are made when due on the subordinated debentures, those payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because of the following factors:

  . the total principal amount of subordinated debentures will be equal to the sum of the total stated liquidation amount of the common securities and the trust preferred securities;

  . the interest rate, and the interest and other payment dates, on the subordinated debentures will match the distribution rate, and distribution and other payment dates, for the common securities and the trust preferred securities;

  . Puget Sound Energy will pay all, and the capital trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debt and obligations of the capital trust (other than with respect to the common securities and the trust preferred securities); and

  . the amended and restated trust agreement will provide that the Puget Sound Energy trustees will not take or cause or permit the capital trust to, among other things, engage in any activity that is not consistent with the purposes of the capital trust.

   Payments of distributions (to the extent funds for distributions are available) and other payments due on the trust preferred securities (to the extent funds for other payments are available) are guaranteed by Puget Sound Energy as and to the extent discussed under "Guarantee" below. If Puget Sound Energy does not make interest payments on the subordinated debentures purchased by the capital trust, it is expected that the capital trust will not have sufficient funds to pay distributions on the trust preferred securities. The Puget Sound Energy guarantee, which is for the purpose of ensuring that the capital trust performs its obligations to pay distributions on the trust preferred securities, does not apply to any payment of distributions unless and until the capital trust has sufficient funds for the payment of distributions and other payments on the trust preferred securities. The capital trust will have sufficient funds only if and to the extent that Puget Sound Energy has made a payment of interest or principal on the subordinated debentures held by the capital trust as its sole asset. The Puget Sound Energy guarantee, when taken together with Puget Sound Energy's obligations under the subordinated debentures and its obligations under the amended and restated trust agreement, including its obligations to pay costs, expenses, debts and liabilities of the capital trust (other than with respect to the common securities and the trust preferred securities), provides a full and unconditional guarantee of amounts on the trust preferred securities.

   If Puget Sound Energy fails to make interest or other payments on the debt securities when due (taking account of any extension period), the amended and restated trust agreement will provide a mechanism whereby the holders of the trust preferred securities may direct the property trustee to enforce its rights under the subordinated debentures. If a property trustee fails to enforce its rights under the subordinated debentures, a holder of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Puget Sound Energy to enforce the property trustee's rights under the subordinated debentures without first instituting any legal proceeding against a property trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default has occurred and is continuing under the amended and restated trust agreement, and such event is attributable to the failure of Puget Sound Energy to pay interest or principal on the subordinated debentures on the date the interest or principal was otherwise payable (or in the case of redemption on the redemption date), then a holder of trust preferred securities may institute legal proceedings directly against Puget Sound Energy to obtain payment. If Puget Sound Energy fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the trust preferred securities may direct the guarantee trustee to enforce its rights under the guarantee. Any holder of trust preferred securities may institute a legal proceeding directly against Puget Sound Energy to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the capital trust, the guarantee trustee or any other person or entity.

Guarantee

   The following is a summary of information concerning the guarantee that will be executed and delivered by Puget Sound Energy for the benefit of the holders of the trust preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. Bank One Trust Company, N.A. will act as indenture trustee under the guarantee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. This summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the guarantee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

   Puget Sound Energy will irrevocably and unconditionally agree to pay in full, on a subordinated basis, to the extent set forth herein, the guarantee payments (as described below) to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set off or counterclaim that the capital trust may have or assert. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the capital trust, will be subject to a guarantee by Puget Sound Energy

  . any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the capital trust has funds on hand to make those distributions;

  . the redemption price with respect to any trust preferred securities called for redemption to the extent that the capital trust has funds on hand for the redemption; or

  . upon a voluntary or involuntary dissolution, winding up or liquidation of the capital trust (unless the subordinated debentures are distributed to holders of the trust preferred securities), the lesser of

  . the liquidation distribution, to the extent that the capital trust has funds on hand available for distribution at such time, and

  . the amount of assets of the capital trust remaining available for distribution to holders of the trust preferred securities.

   Puget Sound Energy's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Puget Sound Energy to the holders of the trust preferred securities or by causing the capital trust to pay the amounts to those holders.

   The guarantee will be an irrevocable guarantee, on a subordinated basis, of the capital trust's obligations under the trust preferred securities, but it will apply only to the extent that the capital trust has funds sufficient to make the relevant payments. The guarantee is not a guarantee of collection. If Puget Sound Energy does not make interest payments on the subordinated debentures held by the capital trust, the capital trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available to make those distributions.

   Puget Sound Energy has, through the guarantee, the amended and restated trust agreement, and the subordinated debentures, taken together, fully, irrevocably and unconditionally guaranteed all the capital trust's obligations under the trust preferred securities. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the capital trust's obligations under the trust preferred securities.

   Puget Sound Energy has also agreed separately to irrevocably and unconditionally guarantee the obligations of the capital trust with respect to the common securities to the same extent as the guarantee of the preferred securities, except that upon the occurrence and during the continuation of an event of default under the amended and restated trust agreement, the holders of trust preferred securities shall have priority over the holders of the common securities with respect to distributions and payments on liquidation, redemption or otherwise.

  Amendments and Assignment

   Except with respect to any changes that do not affect the rights of holders of the trust preferred securities in a materially adverse way (in which case no vote will be required), the guarantee of the trust preferred securities may not be amended without the prior approval of the holders of not less than a majority in total liquidation amount of the outstanding trust preferred securities. All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and representatives of Puget Sound Energy.

  Termination of the Guarantee

   Puget Sound Energy's guarantee of the trust preferred securities will terminate upon

  .  full payment of the redemption price of the trust preferred securities;

  .  full payment of the amounts payable upon liquidation of the capital trust;
     or

  . distribution of the subordinated debentures to the holders of the trust preferred securities in exchange for all the trust preferred securities.

   The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

  Events of Default

   An event of default under the guarantee of the trust preferred securities will occur upon the failure of Puget Sound Energy to perform any of its payment or other obligations under the guarantee. The holders of a majority in total liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred on the guarantee trustee under the guarantee.

   Any holder of the trust preferred securities may institute a legal proceeding directly against Puget Sound Energy to enforce its rights under the guarantee without first instituting a legal proceeding against the capital trust, the guarantee trustee or any other person or entity. Puget Sound Energy has waived any right or remedy to require that any action be brought only against the capital trust, or any other person or entity before proceeding directly against Puget Sound Energy.

  Status of the Guarantee

   The guarantee of the trust preferred securities will constitute an unsecured obligation of Puget Sound Energy and will rank

  . equal to or subordinate and junior in right of payment to all other liabilities of Puget Sound Energy, as applicable;

  . equal with the most senior preferred stock now or hereafter issued by Puget Sound Energy and with any guarantee now or hereafter entered into by Puget Sound Energy in respect of any preferred or preference stock of any affiliate of Puget Sound Energy; and

  .  senior to Puget Sound Energy's common stock.

                             PLAN OF DISTRIBUTION

   Puget Sound Energy or the capital trust may sell the offered securities

  .  through underwriters or dealers;

  .  through agents;

  .  directly to purchasers; or

  .  through a combination of any of these methods.

   The prospectus supplement with respect to any offered securities will set forth the terms of the related offering, including

  .  the name or names of any underwriters, dealers or agents;

  .  the name or names of any managing underwriter or underwriters;

  . the purchase price of the offered securities and the proceeds to Puget Sound Energy and/or the capital trust from their sale;

  . any underwriting discounts and commissions and other items constituting underwriters' compensation;

  . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

  .  any commissions paid to agent;

  .  any delayed delivery arrangements; and

  .  any securities exchange on which the offered securities may be listed.

Sale Through Underwriters or Dealers

   If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

   During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

   If dealers are utilized in the sale of offered securities, Puget Sound Energy and/or the capital trust will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

   The offered securities may be sold directly by Puget Sound Energy and/or the capital trust or through agents designated by Puget Sound Energy and/or the capital trust from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

   The offered securities may be sold directly by Puget Sound Energy and/or the capital trust to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of these sales will be described in the related prospectus supplement.

Delayed Delivery Contracts

   If indicated in the prospectus supplement, Puget Sound Energy and/or the capital trust may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from Puget Sound Energy and/or the capital trust at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

   Agents, dealers and underwriters may be entitled under agreements with Puget Sound Energy and/or the capital trust to indemnification by Puget Sound Energy and/or the capital trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of liabilities under the Securities Act. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Puget Sound Energy and/or the capital trust in the ordinary course of business.

   The offered securities may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

           DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                          SECURITIES ACT LIABILITIES

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Section 6 of Puget Sound Energy's bylaws provides for indemnification of Puget Sound Energy's directors and officers to the maximum extent permitted by Washington law.

   Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article X of Puget Sound Energy's restated articles of incorporation, as amended, contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to Puget Sound Energy and its shareholders.

   Officers and directors of Puget Sound Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

   The underwriting agreements, which are filed as exhibits to the registration statement of which this prospectus is a part, contain provisions whereby the underwriters agree to indemnify Puget Sound Energy, its directors and certain officers and other persons, and are incorporated herein by reference.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                LEGAL OPINIONS

   Opinions as to the legality of certain of the offered securities will be rendered for Puget Sound Energy by Perkins Coie LLP, Seattle, Washington. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the capital trust by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the capital trust. Certain United States federal income taxation matters may be passed upon for Puget Sound Energy and the capital trust by either Perkins Coie LLP, tax counsel for Puget Sound Energy, or by special tax counsel to Puget Sound Energy and the capital trust, who will be named in the related prospectus supplement. Certain legal matters with respect to offered securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

                                    EXPERTS

   The financial statements and financial statement schedule incorporated in this prospectus by reference to Puget Sound Energy's Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================

                                 $500,000,000

                           Puget Sound Energy, Inc.

                                 SENIOR NOTES
                             UNSECURED DEBENTURES
                                  GUARANTEES

                                      AND

                     Puget Sound Energy Capital Trust III

                          TRUST PREFERRED SECURITIES
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           PUGET SOUND ENERGY, INC.

                               -----------------

                                  PROSPECTUS

                               -----------------


                                         , 2002

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

                Securities and Exchange Commission Fees $46,000
                Listing fees...........................       *
                Printing fees..........................       *
                Trustee fees (including counsel fees)..       *
                Legal fees and expenses................       *
                Blue Sky fees and expenses.............       *
                Rating agency fees.....................       *
                Independent accountant fees............       *
                Miscellaneous..........................       *
                                                        -------
                   Total............................... $     *
                                                        =======

--------
* To be provided by amendment or as an exhibit to a filing with the SEC under
  Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 15.  Indemnification of Directors and Officers

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 6 of Puget Energy's bylaws and Puget Sound Energy's bylaws provide for indemnification of Puget Energy's and Puget Sound Energy's, as the case may be, directors and officers to the maximum extent permitted by Washington law.

   Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article II of Puget Energy's restated articles of incorporation and Article X of Puget Sound Energy's restated articles of incorporation, as amended, contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to Puget Energy and Puget Sound Energy, as the case may be, and their shareholders.

   Officers and directors of Puget Energy and Puget Sound Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

   The underwriting agreements, filed as Exhibits 1.1, 1.2, 1.3 and 1.4 hereto, contain provisions whereby the underwriters agree to indemnify the registrants, their directors and certain officers and other persons, and are incorporated herein by reference.

Item 16. List of Exhibits

Exhibit
Number                                              Description
------                                              -----------

  1.1*  Form of Underwriting agreement with respect to the common stock of Puget Energy.

  1.2*  Form of Underwriting Agreement with respect to the senior notes.

  1.3*  Form of Underwriting Agreement with respect to the trust preferred securities.

  1.4*  Form of Underwriting Agreement with respect to the unsecured debentures (other than unsecured debentures issued in connection with the trust preferred securities).

  4.1   Indenture defining the rights of the holders of Puget Sound Energy's senior notes (incorporated herein by reference to Exhibit 4-a to Quarterly Report on Form 10-Q for the quarter ended June 30,
        1998, Commission File No. 1-4393).

  4.2   First, Second and Third Supplemental Indentures defining the rights of the holders of Puget Sound
        Energy's senior notes (incorporated herein by reference to Exhibit 4-b to Quarterly Report on
        Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.26 to
        Current Report on Form 8-K, dated March 4, 1999, Commission File No. 1-4393; and Exhibit 4.1 to
        Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393).

  4.3   Fortieth through Seventy-eighth Supplemental Indentures defining the rights of the holders of
        Puget Sound Energy's Electric Utility First Mortgage Bonds (incorporated herein by reference to
        Exhibit 2-d to Registration No. 2-60200; Exhibit 4-c to Registration No. 2-13347; Exhibits 2-e
        through and including 2-k to Registration No. 2-60200; Exhibit 4-h to Registration No. 2-17465;
        Exhibits 2-1, 2-m and 2-n to Registration No. 2-60200; Exhibit 2-m to Registration No. 2-37645;
        Exhibit 2-o through and including 2-s to Registration No. 2-60200; Exhibit 5-b to Registration
        No. 2-62883; Exhibit 2-h to Registration No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061;
        Exhibit (4)-a to Registration No. 2-91516; Exhibit (4)-b to Annual Report on Form 10-K for the
        fiscal year ended December 31, 1985, Commission File No. 1-- 4393; Exhibits (4)(a) and (4)(b) to
        Puget Sound Energy's Current Report on Form 8-K, dated April 22, 1986; Exhibit (4)a to Puget
        Sound Energy's Current Report on Form 8-K, dated September 5, 1986; Exhibit (4)-b to Puget Sound
        Energy's Quarterly Report on Form 10-Q for the quarter ended September 30, 1986, Commission
        File No. 1-4393; Exhibit (4)-c to Registration No. 33-18506; Exhibit (4)-b to Annual Report on
        Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b
        to Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File
        No. 1-4393; Exhibits (4)-b and (4)-- c to Registration No. 33-45916; Exhibit (4)-c to Registration
        No. 33-50788; Exhibit (4)-a to Registration No. 33-53056; Exhibit 4.3 to Registration No. 33-63278;
        Exhibit 4-c to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File
        No. 1-4393; Exhibit 4.27 to Current Report on Form 8-K, dated March 1, 1999, Commission File
        No. 1-4393; and Exhibit 4.2 to Current Report on Form 8-K, dated November 2, 2000, Commission
        File No. 1-4393).

  4.4   Indenture of First Mortgage, dated as of April 1, 1957, defining the rights of the holders of Puget
        Sound Energy's Gas Utility First Mortgage Bonds (incorporated herein by reference to Washington
        Natural Gas Company Exhibit 4-B, Registration No. 2-14307).

  4.5   First Supplemental Indenture to the Gas Utility Mortgage, dated April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-D, Registration No. 2-17876).

  4.6   Sixth and Seventh Supplemental Indentures to the Gas Utility First Mortgage, dated as of August 1,
        1966 and February 1, 1967, respectively (incorporated herein by reference to Washington Natural
        Gas Company Exhibit to Form 8-K for month of August 1966, File No. 0-951; and Exhibit 4-M,
        Registration No. 2-27038).

Exhibit
Number                                               Description
------                                               -----------

  4.7   Sixteenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of June 1, 1977
        (incorporated herein by reference to Washington Natural Gas Company Exhibit 6-05, Registration
        No. 2-60352).

  4.8   Seventeenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of August 9, 1978
        (incorporated herein by reference to Washington Energy Company Exhibit 5-K.18, Registration
        No. 2-64428).

  4.9   Twenty-second Supplemental Indenture to the Gas Utility Mortgage, dated as of July 15, 1986
        (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B.20 to Form 10-K
        for the year ended September 30, 1986, File No. 0-951).

 4.10   Twenty-seventh through Thirtieth Supplemental Indentures to the Gas Utility First Mortgage
        (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B.20, Form 10-K
        for the year ended September 30, 1988, File No. 0-951; Washington Natural Gas Company
        Exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No. 0-951; Exhibit 4-A of
        Washington Natural Gas Company's S-3 Registration Statement, Registration No. 33-49599; and
        Exhibit 4-A of Washington Natural Gas Company's S-3 Registration Statement, Registration
        No. 33-61859).

 4.11   Indenture between Puget Sound Energy and the First National Bank of Chicago, dated June 6, 1997, defining the rights of the Puget Sound Energy's subordinated debentures issued in connection with the issuance of trust preferred securities by the Puget Sound Energy Capital Trust I (incorporated herein by reference to Exhibit 4.1 of Puget Sound Energy's Quarterly Report on Form 10-Q for the
        quarter ended June 30, 1997, Commission File No. 1-4393).

 4.12   Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust I, dated June 6,
        1997 (incorporated herein by reference to Exhibit 4.2 of Puget Sound Energy's Quarterly Report on
        Form 10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393).

 4.13   Series A Capital Securities Guarantee Agreement between Puget Sound Energy and the First
        National Bank of Chicago, dated June 6, 1997, for the benefit of the holders of the trust preferred securities of the Puget Sound Energy Capital Trust I (incorporated herein by reference to Exhibit 4.3 of Puget Sound Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997,
        Commission File No. 1-4393).

 4.14   Unsecured Debt Indenture between Puget Sound Energy and Bank One Trust Company, N.A., dated as of May 18, 2001, defining the rights of the holders of Puget Sound Energy's unsecured debentures
        (incorporated herein by reference to Exhibit 4.3 to Puget Sound Energy's Current Report on
        Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

 4.15   First Supplemental Indenture to the Unsecured Debt Indenture, dated May 18, 2001, defining the rights of the Puget Sound Energy's 8.40% Subordinated Deferrable Interest Debentures due June 30,
        2041 (incorporated herein by reference to Exhibit 4.4 to Puget Sound Energy's Current Report on
        Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

 4.16   Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust II, dated May 18,
        2001 (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy's Current Report on
        Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

 4.17   Preferred Securities Guarantee Agreement, dated May 18, 2001, between Puget Sound Energy and
        Bank One Trust Company, N.A., for the benefit of the holders of the trust preferred securities of the
        Puget Sound Energy Capital Trust II (incorporated herein by reference to Exhibit 4.5 to Puget Sound
        Energy's Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

 4.18   Certificate of Trust of Puget Sound Energy Capital Trust III, dated February 13, 2002.

 4.19   Declaration of Trust of Puget Sound Energy Capital Trust III, dated February 13, 2002.

Exhibit
Number                                               Description
------                                               -----------

 4.20   Form of Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust III.

 4.21   Form of Preferred Securities Guarantee Agreement, for the benefit of the holders of trust preferred securities of the Puget Sound Energy Capital Trust III.

 4.22   Form of Common Securities Guarantee Agreement, for the benefit of the holders of common securities of the Puget Sound Energy Capital Trust III.

 4.23   Rights Agreement, dated as of December 21, 2000, between Puget Energy and Mellon Investor
        Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 2.1 to Puget Energy's
        Registration Statement on Form 8-A, dated January 2, 2001, Commission File No. 1-16305.

 4.24   Pledge Agreement dated August 1, 1991, between Puget Sound Energy and The First National Bank of Chicago, as Trustee (incorporated herein by reference to Exhibit (4)-j to Registration
        No. 33-45916).

 4.25   Loan Agreement dated August 1, 1991, between the City of Forsyth, Rosebud County, Montana and
        Puget Sound Energy (incorporated herein by reference to Exhibit (4)-k to Registration
        No. 33-45916).

 4.26   Pledge Agreement, dated as of March 1, 1992, by and between Puget Sound Energy and Chemical
        Bankrelating to a series of first mortgage bonds (incorporated herein by reference to Exhibit 4.15 to
        Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File
        No. 1-4393).

 4.27   Pledge Agreement, dated as of April 1, 1993, by and between Puget Sound Energy and The First
        National Bank of Chicago, relating to a series of first mortgage bonds (incorporated herein by reference to Exhibit 4.16 to Annual Report on Form 10-K for the fiscal year ended December 31,
        1993, Commission File No. 1-4393).

 4.28   Statement of Relative Rights and Preferences for the 7/34% Series Preferred Stock Cumulative,
        $100 par value (incorporated herein by reference to Exhibit 1.6 to Puget Sound Energy Registration
        Statement on Form 8-A, filed February 14, 1994, Commission File No. 1-4393).

  5.1   Opinion of Perkins Coie LLP regarding the legality of the senior notes, the unsecured debentures and the preferred securities guarantee.

  5.2   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the trust preferred securities.

  8.1*  Opinion of Perkins Coie LLP regarding tax matters.

 12.1   Statement setting forth computations of ratios of earnings to fixed charges and to combined fixed charges and preferred dividends.

 23.1   Consent of Perkins Coie LLP (contained in opinion referenced as Exhibit 5.1).

 23.2   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in opinion referenced as
        Exhibit 5.2).

 23.3   Consent of PricewaterhouseCoopers LLP.

 24.1   Power of attorney (contained on signature pages of Registration Statement on pages II-6 and II-8).

 25.1   Statement of Eligibility of The State Street Bank and Trust Company.

 25.2   Statement of Eligibility of Bank One Trust Company, N.A.

 25.3   Statement of Eligibility of Bank One Trust Company, N.A.

--------
* To be filed by amendment or incorporated by reference in connection with the offering of securities.

Item 17.  Undertakings

   A. The undersigned registrants hereby undertake:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commissions pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or forwarded to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

   B. The undersigned hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   D. The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Puget Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on February 15, 2002.

                                               PUGET ENERGY, INC.

                                               By:   /s/  STEPHEN P. REYNOLDS
                                                   -----------------------------
                                                        Stephen P. Reynolds
                                                   President and Chief Executive
                                                               Officer

                               POWER OF ATTORNEY

   Each person whose individual signature appears below hereby authorizes and appoints Richard L. Hawley, Donald E. Gaines and Tommy G. Leong, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 15th day of February, 2002.

          Signature                             Title
          ---------                             -----

  /s/  STEPHEN P. REYNOLDS         President, Chief Executive
-----------------------------        Officer and Director
     Stephen P. Reynolds             (Principal Executive Officer)

   /s/  RICHARD L. HAWLEY          Vice President and Chief
-----------------------------        Financial Officer
      Richard L. Hawley              (Principal Financial Officer)

   /s/  JAMES W. ELDREDGE          Corporate Secretary and Chief
-----------------------------        Accounting Officer
      James W. Eldredge              (Principal Accounting Officer)

   /s/  DOUGLAS P. BEIGHLE         Director
-----------------------------
     Douglas P. Beighle

   /s/  CHARLES W. BINGHAM         Director
-----------------------------
     Charles W. Bingham

  /s/  PHYLLIS J. CAMPBELL         Director
-----------------------------
     Phyllis J. Campbell

          Signature                            Title
          ---------                            -----

     /s/  CRAIG W. COLE            Director
-----------------------------
        Craig W. Cole

    /s/  ROBERT L. DRYDEN          Director
-----------------------------
      Robert L. Dryden

     /s/  JOHN D. DURBIN           Director
-----------------------------
       John D. Durbin

    /s/  TOMIO MORIGUCHI           Director
-----------------------------
       Tomio Moriguchi

  /s/  KENNETH P. MORTIMER         Director
-----------------------------
     Kenneth P. Mortimer

   /s/  SALLY G. NARODICK          Director
-----------------------------
      Sally G. Narodick

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Puget Sound Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on February 15, 2002.

                                               PUGET SOUND ENERGY, INC.

                                               By:   /S/  STEPHEN P. REYNOLDS
                                                   -----------------------------
                                                        Stephen P. Reynolds
                                                   President and Chief Executive
                                                              Officer

                               POWER OF ATTORNEY

   Each person whose individual signature appears below hereby authorizes and appoints Richard L. Hawley, Donald E. Gaines and Tommy G. Leong, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 15th day of February, 2002.

          Signature                       Title
          ---------                       -----

  /S/  STEPHEN P. REYNOLDS    President, Chief Executive
-----------------------------   Officer and Director
     Stephen P. Reynolds        (Principal Executive
                                Officer)

   /S/  RICHARD L. HAWLEY     Vice President and Chief
-----------------------------   Financial Officer
      Richard L. Hawley         (Principal Financial
                                Officer)

   /S/  JAMES W. ELDREDGE     Vice President, Corporate
-----------------------------   Secretary and Controller
      James W. Eldredge         (Principal Accounting
                                Officer)

   /S/  DOUGLAS P. BEIGHLE
-----------------------------
     Douglas P. Beighle       Director

   /S/  CHARLES W. BINGHAM
-----------------------------
     Charles W. Bingham       Director

  /S/  PHYLLIS J. CAMPBELL
-----------------------------
     Phyllis J. Campbell      Director

     /S/  CRAIG W. COLE
-----------------------------
        Craig W. Cole         Director

          Signature                       Title
          ---------                       -----

    /S/  ROBERT L. DRYDEN
-----------------------------
      Robert L. Dryden        Director

     /S/  JOHN D. DURBIN
-----------------------------
       John D. Durbin         Director

    /S/  TOMIO MORIGUCHI
-----------------------------
       Tomio Moriguchi        Director

  /S/  KENNETH P. MORTIMER
-----------------------------
     Kenneth P. Mortimer      Director

   /S/  SALLY G. NARODICK
-----------------------------
      Sally G. Narodick       Director

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Puget Sound Energy Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on February 15, 2002.

                                     PUGET SOUND ENERGY CAPITAL TRUST III

                                     By:         /s/  RICHARD L. HAWLEY
                                              ----------------------------------
                                                    Richard L. Hawley
                                                         Trustee


                                     By:          /s/  DONALD E. GAINES
                                              ----------------------------------
                                                    Donald E. Gaines
                                                         Trustee

                                 EXHIBIT INDEX

Exhibit
Number                                              Description
------                                              -----------

  1.1*  Form of Underwriting agreement with respect to the common stock of Puget Energy.

  1.2*  Form of Underwriting Agreement with respect to the senior notes.

  1.3*  Form of Underwriting Agreement with respect to the trust preferred securities.

  1.4*  Form of Underwriting Agreement with respect to the unsecured debentures (other than unsecured debentures issued in connection with the trust preferred securities).

  4.1   Indenture defining the rights of the holders of Puget Sound Energy's senior notes (incorporated herein by reference to Exhibit 4-a to Quarterly Report on Form 10-Q for the quarter ended June 30,
        1998, Commission File No. 1-4393).

  4.2   First, Second and Third Supplemental Indentures defining the rights of the holders of Puget Sound
        Energy's senior notes (incorporated herein by reference to Exhibit 4-b to Quarterly Report on
        Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.26 to
        Current Report on Form 8-K, dated March 4, 1999, Commission File No. 1-4393; and Exhibit 4.1 to
        Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393).

  4.3   Fortieth through Seventy-eighth Supplemental Indentures defining the rights of the holders of Puget
        Sound Energy's Electric Utility First Mortgage Bonds (incorporated herein by reference to
        Exhibit 2-d to Registration No. 2-60200; Exhibit 4-c to Registration No. 2-13347; Exhibits 2-e
        through and including 2-k to Registration No. 2-60200; Exhibit 4-h to Registration No. 2-17465;
        Exhibits 2-1, 2-m and 2-n to Registration No. 2-60200; Exhibit 2-m to Registration No. 2-37645;
        Exhibit 2-o through and including 2-s to Registration No. 2-60200; Exhibit 5-b to Registration
        No. 2-62883; Exhibit 2-h to Registration No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061;
        Exhibit (4)-a to Registration No. 2-91516; Exhibit (4)-b to Annual Report on Form 10-K for the
        fiscal year ended December 31, 1985, Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to
        Puget Sound Energy's Current Report on Form 8-K, dated April 22, 1986; Exhibit (4)a to Puget
        Sound Energy's Current Report on Form 8-K, dated September 5, 1986; Exhibit (4)-b to Puget Sound
        Energy's Quarterly Report on Form 10-Q for the quarter ended September 30, 1986, Commission
        File No. 1-4393; Exhibit (4)-c to Registration No. 33-18506; Exhibit (4)-b to Annual Report on
        Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b
        to Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File
        No. 1-4393; Exhibits (4)-b and (4)- c to Registration No. 33-45916; Exhibit (4)-c to Registration
        No. 33-50788; Exhibit (4)-a to Registration No. 33-53056; Exhibit 4.3 to Registration No. 33-63278;
        Exhibit 4-c to Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File
        No. 1-4393; Exhibit 4.27 to Current Report on Form 8-K, dated March 1, 1999, Commission File
        No. 1-4393; and Exhibit 4.2 to Current Report on Form 8-K, dated November 2, 2000, Commission
        File No. 1-4393).

  4.4   Indenture of First Mortgage, dated as of April 1, 1957, defining the rights of the holders of Puget
        Sound Energy's Gas Utility First Mortgage Bonds (incorporated herein by reference to Washington
        Natural Gas Company Exhibit 4-B, Registration No. 2-14307).

  4.5   First Supplemental Indenture to the Gas Utility Mortgage, dated April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-D, Registration No. 2-17876).

Exhibit
Number                                               Description
------                                               -----------

  4.6   Sixth and Seventh Supplemental Indentures to the Gas Utility First Mortgage, dated as of August 1,
        1966 and February 1, 1967, respectively (incorporated herein by reference to Washington Natural
        Gas Company Exhibit to Form 8-K for month of August 1966, File No. 0-951; and Exhibit 4-M,
        Registration No. 2-27038).

  4.7   Sixteenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of June 1, 1977
        (incorporated herein by reference to Washington Natural Gas Company Exhibit 6-05, Registration
        No. 2-60352).

  4.8   Seventeenth Supplemental Indenture to the Gas Utility First Mortgage, dated as of August 9, 1978
        (incorporated herein by reference to Washington Energy Company Exhibit 5-K.18, Registration
        No. 2-64428).

  4.9   Twenty-second Supplemental Indenture to the Gas Utility Mortgage, dated as of July 15, 1986
        (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B.20 to Form 10-K
        for the year ended September 30, 1986, File No. 0-951).

 4.10   Twenty-seventh through Thirtieth Supplemental Indentures to the Gas Utility First Mortgage
        (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B.20, Form 10-K
        for the year ended September 30, 1988, File No. 0-951; Washington Natural Gas Company
        Exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No. 0-951; Exhibit 4-A of
        Washington Natural Gas Company's S-3 Registration Statement, Registration No. 33-49599; and
        Exhibit 4-A of Washington Natural Gas Company's S-3 Registration Statement, Registration No.
        33-61859).

 4.11   Indenture between Puget Sound Energy and the First National Bank of Chicago, dated June 6, 1997, defining the rights of the Puget Sound Energy's subordinated debentures issued in connection with the issuance of trust preferred securities by the Puget Sound Energy Capital Trust I (incorporated herein by reference to Exhibit 4.1 of Puget Sound Energy's Quarterly Report on Form 10-Q for the
        quarter ended June 30, 1997, Commission File No. 1-4393).

 4.12   Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust I, dated June 6,
        1997 (incorporated herein by reference to Exhibit 4.2 of Puget Sound Energy's Quarterly Report on
        Form 10-Q for the quarter ended June 30, 1997, Commission File No. 1-4393).

 4.13   Series A Capital Securities Guarantee Agreement between Puget Sound Energy and the First
        National Bank of Chicago, dated June 6, 1997, for the benefit of the holders of the trust preferred securities of the Puget Sound Energy Capital Trust I (incorporated herein by reference to Exhibit 4.3 of Puget Sound Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997,
        Commission File No. 1-4393).

 4.14   Unsecured Debt Indenture between Puget Sound Energy and Bank One Trust Company, N.A., dated as of May 18, 2001, defining the rights of the holders of Puget Sound Energy's unsecured debentures
        (incorporated herein by reference to Exhibit 4.3 to Puget Sound Energy's Current Report on
        Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

Exhibit
Number                                               Description
------                                               -----------

 4.15   First Supplemental Indenture to the Unsecured Debt Indenture, dated May 18, 2001, defining the rights of the Puget Sound Energy's 8.40% Subordinated Deferrable Interest Debentures due June 30,
        2041 (incorporated herein by reference to Exhibit 4.4 to Puget Sound Energy's Current Report on
        Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

 4.16   Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust II, dated May 18,
        2001 (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy's Current Report on
        Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

 4.17   Preferred Securities Guarantee Agreement, dated May 18, 2001, between Puget Sound Energy and
        Bank One Trust Company, N.A., for the benefit of the holders of the trust preferred securities of the
        Puget Sound Energy Capital Trust II (incorporated herein by reference to Exhibit 4.5 to Puget Sound
        Energy's Current Report on Form 8-K, filed May 22, 2001, Commission File No. 1-4393).

 4.18   Certificate of Trust of Puget Sound Energy Capital Trust III, dated February 13, 2002.

 4.19   Declaration of Trust of Puget Sound Energy Capital Trust III, dated February 13, 2002.

 4.20   Form of Amended and Restated Declaration of Trust of Puget Sound Energy Capital Trust III.

 4.21   Form of Preferred Securities Guarantee Agreement, for the benefit of the holders of trust preferred securities of the Puget Sound Energy Capital Trust III.

 4.22   Form of Common Securities Guarantee Agreement, for the benefit of the holders of common securities of the Puget Sound Energy Capital Trust III.

 4.23   Rights Agreement, dated as of December 21, 2000, between Puget Energy and Mellon Investor
        Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 2.1 to Puget Energy's
        Registration Statement on Form 8-A, dated January 2, 2001, Commission File No. 1-16305.

 4.24   Pledge Agreement dated August 1, 1991, between Puget Sound Energy and The First National Bank of Chicago, as Trustee (incorporated herein by reference to Exhibit (4)-j to Registration
        No. 33-45916).

 4.25   Loan Agreement dated August 1, 1991, between the City of Forsyth, Rosebud County, Montana and
        Puget Sound Energy (incorporated herein by reference to Exhibit (4)-k to Registration
        No. 33-45916).

 4.26   Pledge Agreement, dated as of March 1, 1992, by and between Puget Sound Energy and Chemical
        Bank relating to a series of first mortgage bonds (incorporated herein by reference to Exhibit 4.15 to
        Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File
        No. 1-4393).

 4.27   Pledge Agreement, dated as of April 1, 1993, by and between Puget Sound Energy and The First
        National Bank of Chicago, relating to a series of first mortgage bonds (incorporated herein by reference to Exhibit 4.16 to Annual Report on Form 10-K for the fiscal year ended December 31,
        1993, Commission File No. 1-4393).

Exhibit
Number                                              Description
------                                              -----------

 4.28   Statement of Relative Rights and Preferences for the  7/34% Series Preferred Stock Cumulative, $100
        par value (incorporated herein by reference to Exhibit 1.6 to Puget Sound Energy Registration
        Statement on Form 8-A, filed February 14, 1994, Commission File No. 1-4393).

  5.1   Opinion of Perkins Coie LLP regarding the legality of the senior notes, the unsecured debentures and the preferred securities guarantee.

  5.2   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the trust preferred securities.

  8.1*  Opinion of Perkins Coie LLP regarding tax matters.

 12.1   Statement setting forth computations of ratios of earnings to fixed charges and to combined fixed charges and preferred dividends.

 23.1   Consent of Perkins Coie LLP (contained in opinion referenced as Exhibit 5.1).

 23.2   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in opinion referenced as
        Exhibit 5.2).

 23.3   Consent of PricewaterhouseCoopers LLP.

 24.1   Power of attorney (contained on signature pages of Registration Statement on pages II-6 and II-8).

 25.1   Statement of Eligibility of The State Street Bank and Trust Company.

 25.2   Statement of Eligibility of Bank One Trust Company, N.A.

 25.3   Statement of Eligibility of Bank One Trust Company, N.A.

--------
* To be filed by amendment or incorporated by reference in connection with the offering of securities.